BDT Invest Code of Ethics

                                   ----------
                                       BDT
                                   ----------
                                     Invest
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                                 CODE OF ETHICS

                              DATED 20 OCTOBER 2000

The following Code of Ethics is adopted by BDT Investment Management Limited ("BDT Invest"), the investment adviser to one or more investment companies registered with the United States Securities and Exchange Commission (the "SEC") pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"). This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined) of BDT Invest reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder.

I.   DEFINITIONS

     A. "Access Person" means any director, trustee, officer, general partner, managing member, or advisory person (as defined) of BDT Invest.

     B. "Advisory Person" means (1) any employee of BDT Invest (or of any company in a control relationship to BDT Invest) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code of Ethics) by a fund (as defined), or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to BDT Invest who obtains information concerning recommendations made to any fund with regard to the purchase or sale of a security by that fund.

     C. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     D. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     E. A "security held or to be acquired" means: (1) any security which, within the most recent 15 days: (a) is or has been held by a Fund; or
          (b) is being considered by BDT Invest or a Fund for purchase by that Fund; and (2) any option to

Version 1 20 October 2000

                                  Page 1 of 14
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DRAFT                                                  BDT Invest Code of Ethics

          purchase or sell, and any security convertible onto or exchangeable for, a security described in clause (1) above.

     F. "Fund" means an investment company registered with the SEC pursuant to the Investment Company Act of 1940, as amended.

     G. An "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     H. "Investment personnel" means: (1) any employee of BDT Invest (or a company in a control relationship to BDT Invest, if any) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (2) any natural person who controls BDT Invest or a Fund and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund.

     I. A "limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

     J. "Portfolio manager" means an employee of BDT Invest who is authorized to make investment decisions on behalf of a Fund.

     K. "Purchase or sale" for purposes of this Code of Ethics and each Appendix thereto includes, among other things, the writing of an option to purchase or sell a security.

     L. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that: (1) the term "Security" shall include futures contracts on securities indices, and options on such futures contracts; and (2) the term "Security" shall NOT include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

II.  LEGAL REQUIREMENT

     Rule 17j-l under the Investment Company Act of 1940 makes it unlawful for BDT Invest, as investment adviser of any Fund, or any affiliated person of BDT Invest in connection

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     with the  purchase  and sale by such  person  of a  security  held or to be acquired by any Fund:

     (1)  To employ any device, scheme or artifice to defraud the Fund;

     (2) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     (4)  To engage in any manipulative practice with respect to the Fund.

     To assure compliance with these restrictions, BDT Invest adopts and agrees to be governed by the provisions contained in this Code of Ethics.

III. GENERAL PRINCIPLES

     BDT Invest and each of its access persons shall be governed by the following principles:

     A. No access person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l set forth above;

     B. The interests of a Fund and its shareholders are paramount and come before the interests of any access person or employee;

     C. Personal investing activities of all access persons shall be conducted in a manner that shall avoid actual or potential conflicts of interest with a Fund and its shareholders; and

     D. Access persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of a Fund and its shareholders.

IV.  SUBSTANTIVE RESTRICTIONS

     A. Blackout Periods. No access person may purchase or sell, or modify any prior order to purchase or sell, any security in which the access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership from [9:30-10:00] a.m. London Time, or from [2:00-4:00 p.m.] London Time.

     B. Short-Term Trading Restriction. Access persons are prohibited from profiting (which shall include limiting or avoiding a loss) from the purchase and sale, or the sale and purchase, of the same (or equivalent) securities within two (2) business days.

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DRAFT                                                  BDT Invest Code of Ethics

     C.   Initial Public Offerings and Limited Offerings.

          (1) No investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the Compliance Officer of BDT Invest has authorized the transaction in advance.

          (2) Investment personnel who have been authorized to acquire securities in a limited offering must disclose his or her interest if he or she is involved in a Fund's consideration of an investment in such issuer. Any decision to acquire such issuer's securities on behalf of a Fund shall be subject to review by investment personnel with no personal interest in the issuer.

     D. Acceptance of Gifts. Investment personnel must not accept gifts in excess of limits contained in the Conduct Rules of the National Association of Securities Dealers, Inc. (the "Conduct Rules") from any entity doing business with or on behalf of BDT Invest or a Fund. Currently, the limit imposed by the Conduct Rules is $100, although occasional meals, tickets to sporting events or the theater, gifts of a personal nature, promotional items of nominal value, and comparable items are not included within this limit.

     E. Service on Boards. Investment personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

     F. Disgorgement. Any profits derived from securities transactions in violation of paragraphs IV.A-IV.C, above, shall be forfeited and paid to the appropriate Fund for the benefit of its shareholders. Gifts accepted in violation of paragraph IV.D shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of the appropriate Fund and its shareholders.

     G. Exemptions. The restrictions of this Section IV shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the provisions of Section III of this Code of Ethics:

          (1)  Reinvestments of dividends pursuant to a plan;

          (2)  Transactions   in   instruments   which  are  excepted  from  the
               definition of security in this Code of Ethics;

          (3) Transactions in which direct or indirect beneficial ownership is not acquired or disposed of;

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          (4)  Transactions  in  accounts  as to which an access  person  has no investment control;

          (5) Transactions in accounts of an access person for which investment discretion is not maintained by the access person but is granted to any of the following that are unaffiliated with BDT Invest: a registered broker-dealer, registered investment adviser or other investment manager acting in a similar fiduciary capacity, provided the following conditions are satisfied:

               (a) The terms of the account agreement ("Agreement") must be in writing and furnished to the Compliance Officer prior to any transactions;

               (b) Any amendment to the Agreement must be furnished to the Compliance Officer prior to its effective date;

               (c) The Agreement must require the account manager to comply with the reporting provisions of paragraph 2 of Section V.A; and

               (d) The exemption provided by this Section IV.G(5) shall not be available for a transaction or class of transactions which is suggested or directed by the access person or as to which the access person acquires advance information.

          (6) Transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month; and

          (7) Transactions in securities or other investments that are not permissible investments for a Fund. Such investments may include securities represented in a benchmark index in which a Fund does not invest, as determined from time to time by BDT Invest's Compliance Officer (or his or her delegate).

V.   PROCEDURES

     A. Reporting. In order to provide BDT Invest with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 are being observed by its access persons, each access person of BDT Invest shall submit the following reports in the forms attached hereto as Exhibits A-D to BDT Invest's Compliance Officer (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

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DRAFT                                                  BDT Invest Code of Ethics

          (1) Initial Holding Report. Exhibit A shall initially be filed no later than 10 days after that person becomes an access person.

          (2) Periodic Reports. Exhibits B and C shall be filed no later than 10 days after the end of each calendar quarter, but transactions over which such person had no direct or indirect influence or control need not be reported. No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940, or information contained in broker trade confirmations or account statements received by BDT Invest no later than 10 days after the end of each calendar quarter and/or information contained in BDT Invest's records.

          (3) Annual Report. Exhibit D must be submitted by each access person within 30 days after the end of each calendar year.

     B. Duplicate Copies. Each access person, with respect to each brokerage account in which such access person has any beneficial interest shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such access person
          (a) duplicate copies of the broker's trade confirmation covering each transaction in securities in such account and (b) copies of periodic statements with respect to the account.

     C. Notification; Annual Certification. The Compliance Officer (or his or her delegate) shall notify each access person of BDT Invest who may be required to make reports pursuant to this Code of Ethics, that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person. The Compliance Officer shall annually obtain written assurances in the form attached hereto from each access person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code of Ethics and with its reporting requirements.

VI.  REVIEW AND ENFORCEMENT

     A.   Review.

          (1) The Compliance Officer (or his or her delegate) shall from time to time review the reported personal securities transactions of access persons for compliance with the requirements of this Code of Ethics.

          (2) If the Compliance Officer (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.

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DRAFT                                                  BDT Invest Code of Ethics

     B.   Enforcement.

          (1) If the Compliance Officer (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Directors of the appropriate Fund. The Directors, with the exception of any person whose transaction is under consideration, shall take actions as they consider appropriate, including imposition of any sanctions they consider appropriate.

          (2) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

     C. Reporting to Board. No less frequently than annually, BDT Invest shall furnish to the Fund's Board of Directors, and the Board must consider, a written report that:

          (1)  Describes  any  issues  arising  under  the  Code  of  Ethics  or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

          (2) Certifies that BDT Invest has adopted procedures reasonably necessary to prevent access persons from violating this Code of Ethics.

VII. RECORDS

     BDT Invest shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

o A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

o A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

o A copy of each report made pursuant to this Code of Ethics by an access person, including any information provided in lieu of reports, shall be preserved by BDT Invest for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

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DRAFT                                                  BDT Invest Code of Ethics

o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

o A copy of each report to the Board shall be preserved by BDT Invest for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

o BDT Invest shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section IV.B of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

VIII. CONFIDENTIALITY

     All reports of securities transactions and any other information filed with BDT Invest pursuant to this Code of Ethics, shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

                                                       BDT Invest Code of Ethics

                             ANNUAL CERTIFICATION OF
                        BDT INVESTMENT MANAGEMENT LIMITED

The undersigned hereby certifies on behalf of BDT Investment Management Limited ("BDT Invest") to the Board of Directors of ____________ Fund pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section VI.C(2) of BDT Invest's Code of Ethics, that BDT Invest has adopted procedures that are reasonably necessary to prevent access persons from violating the Code of Ethics.

Date: ______________________                ____________________________________
                                            Compliance Officer

                                                       BDT Invest Code of Ethics

                        ANNUAL CERTIFICATE OF COMPLIANCE


______________________________
Name (please print)

This is to certify that the attached Code of Ethics was distributed to me on ____________, 20___. I have read and understand the Code of Ethics, and I understand my obligations thereunder. I certify that I have complied with the Code of Ethics during the course of my association with BDT Investment Management Limited, and that I will continue to do so in the future. Moreover, I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of Ethics of which I become aware.

I understand that violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.



_____________________________________
Signature

_____________________________________
Date

                                                       BDT Invest Code of Ethics

                                    EXHIBIT A
                                    ---------

                        BDT INVESTMENT MANAGEMENT LIMITED

                             Initial Holdings Report

To the Compliance Officer:

I have received and read BDT Invest's Code of Ethics dated ____ October, 2000 and agree to abide by its requirements. I have instructed the broker/dealers and/or banks listed below to send duplicate confirmations of transactions and statements to BDT Invest (attn: Compliance Officer). As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to BDT Invest's Code of Ethics:

                                                           BROKER/DEALER OR
                      NO. OF         PRINCIPAL                BANK WHERE
   SECURITY           SHARES          AMOUNT                ACCOUNT IS HELD
   --------           ------          ------                ---------------








This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ____________________________          Signature: _________________________

                                                       BDT Invest Code of Ethics

                                    EXHIBIT B
                                    ---------

                        BDT INVESTMENT MANAGEMENT LIMITED

                          Securities Transaction Report

                        For the Calendar Quarter Ended _________________

To the Compliance Officer:

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to BDT Invest's Code of Ethics:

                                                                                                BROKER/
                                                                      NATURE OF                DEALER OR
       SECURITY                                        PRINCIPAL     TRANSACTION              BANK THROUGH
(INCLUDING INTEREST AND       DATE OF      NO. OF      AMOUNT OF     (PURCHASE,                   WHOM
MATURITY DATE, IF ANY)      TRANSACTION    SHARES     TRANSACTION   SALE, OTHER)     PRICE      EFFECTED
----------------------      -----------    ------     -----------   ------------     -----      --------






This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ____________________________          Signature: _________________________

                                                       BDT Invest Code of Ethics

                                    EXHIBIT C
                                    ---------

                        BDT INVESTMENT MANAGEMENT LIMITED

                          Account Establishment Report

                For the Calendar Quarter Ended _________________

To the Compliance Officer:

During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to BDT Invest's Code of
Ethics:

     BROKER/DEALER OR
        BANK WHERE                     DATE
       ACCOUNT WAS                 ACCOUNT WAS
       ESTABLISHED                 ESTABLISHED
       -----------                 -----------







Date: ____________________________          Signature: _________________________

                                    EXHIBIT D
                                    ---------

                        BDT Investment Management Limited

                             Annual Holdings Report

To the Compliance Officer:

As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to BDT Invest's Code of Ethics. In signing this report, I hereby represent that all transactions in securities during the year ended as of the reporting date were effected in conformity with the Code of Ethics, including the blackout periods set forth therein.

                                                BROKER/DEALER OR
                 NO. OF       PRINCIPAL            BANK WHERE
  SECURITY       SHARES        AMOUNT           ACCOUNT IS HELD
  --------       ------        ------           ---------------





This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ____________________________          Signature: _________________________

CODE OF CONDUCT

All of us within the Capital organization are responsible for maintaining the very highest ethical standards when conducting business. In keeping with these standards, we must never allow our own interests to be placed ahead of our shareholders' and clients' interests.

Over the years we have earned a reputation for the highest integrity. Regardless of lesser standards that may be followed through business or community custom, we must observe exemplary standards of honesty and integrity.

REPORTING VIOLATIONS

     If you know of any violation of our Code of Conduct, you have a responsibility to report it. Deviations from controls or procedures that safeguard the company, including the assets of shareholders and clients, should also be reported.

     You can report confidentially to:
     o    Your manager or department head
     o    CGC Audit Committee:
               Wally Stern  --  CHAIRMAN
               Donnalisa Barnum
               David Beevers
               Jim Brown
               Larry P. Clemmensen
               Roberta Conroy
               Bill Hurt  -- (emeritus)
               Sonny Kamm
               Mike Kerr
               Victor Kohn
               John McLaughlin
               Don O'Neil
               Tom Rowland
               John Smet
               Antonio Vegezzi
               Shaw Wagener
               Kelly Webb

     o    Mike Downer or any other lawyer in the CGC Legal Group
     o    Don Wolfe of Deloitte & Touche LLP (CGC's auditors).

CGC GIFTS POLICY -- CONFLICTS OF INTEREST

     A conflict of interest occurs when the private interests of associates interfere or could potentially interfere with their responsibilities at work. Associates must not place themselves or the company in a position of actual or potential conflict. Associates may not accept gifts worth more than $100, excessive business entertainment, loans, or anything else involving personal gain from those who conduct business with the company. In addition, a business entertainment event exceeding $200 in value should not be accepted unless the associate receives permission from the Gifts Policy Committee.

     REPORTING -- Although the limitations on accepting gifts applies to all associates as described above, some associates will be asked to fill out quarterly reports. If you receive a reporting form, you must report any gift exceeding $50 (although it is recommended that you report all gifts received) and business entertainment in which an event exceeds $75.

GIFTS POLICY COMMITTEE

     The Gifts Policy Committee oversees administration of and compliance with the Policy.

INSIDER TRADING

     Antifraud provisions of the federal securities laws generally prohibit persons while in possession of material nonpublic information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences.

     While investment research analysts are most likely to come in contact with material nonpublic information, the rules (and sanctions) in this area apply to all CGC associates and extend to activities both within and outside each associate's duties.

PERSONAL INVESTING POLICY

     As an associate of the Capital Group companies, you may have access to confidential information. This places you in a position of special trust.

     You are associated with a group of companies that is responsible for the management of many billions of dollars belonging to mutual fund shareholders and other clients. The law, ethics and our own policy place a heavy burden on all of us to ensure that the highest standards of honesty and integrity are maintained at all times.

     There are several rules that must be followed to avoid possible conflicts of interest in personal securities transactions.

ALL ASSOCIATES

     Information   regarding  proposed  or  partially  completed  plans  by  CGC companies to buy or sell specific securities must not be divulged to outsiders.

     Favors or preferential treatment from stockbrokers may not be accepted.

     Associates may not subscribe to any initial public offering or any other securities offering that is subject to allocation (so-called "hot issues"). Generally, this prohibition applies to spouses of associates and any family member residing in the same household. However, an associate may request that the Personal Investing Policy Committee consider granting an exception. PLEASE NOTE THAT ANY INVESTMENTS IN PRIVATE PLACEMENTS THAT ARE NOT PROHIBITED AS DESCRIBED ABOVE MUST BE PRE-CLEARED.

COVERED PERSONS

     Associates who have access to investment information in connection with their regular duties are generally considered "covered persons." If you receive a quarterly personal securities transactions report form, you are a covered person. A DETAILED DESCRIPTION OF THE PERSONAL INVESTING POLICY CAN BE FOUND AT THE CGC WEB HOME PAGE. You should take the time to review this policy as ongoing interpretations of the policy will be explained therein.

     Covered persons must conduct their personal securities transactions in such a way that they do not conflict with the interests of the funds and client accounts. This policy also includes securities transactions of family members living in the covered person's household and any trust or custodianship for which the associate is trustee or custodian. A conflict may occur if you, a family member in the same household, a trust or custodianship for which you are trustee or custodian have a transaction in a security when the funds or client accounts are considering or concluding a transaction in the same security.

     Additional  rules  apply  to  "investment  personnel"  including  portfolio
     counselors/managers,    research   analysts,    traders,   and   investment
     administration personnel (see below).

PRE-CLEARANCE OF SECURITIES TRANSACTIONS

     Before buying or selling securities, covered persons should find out if the purchase or sale of a particular security would involve a conflict of interest. This involves checking with the CGC Legal Group based in LAO by calling (phone number). (You will generally receive a response within one business day.) Unless a shorter period is specified, clearance is good for two trading days (including the day you check). If you have not executed your transaction within this period, you must again pre-clear your transaction.

     Covered persons must PROMPTLY submit quarterly reports of certain transactions. Transactions of securities (including fixed-income securities) or options (see below) must be pre-cleared as described above and reported except for: gifts or bequests of securities (although receipt of securities as a gift must be reported and pre-clearance and reporting are required if these securities are later sold); open-end investment companies (mutual funds); shares of CGC stock; money market instruments with maturities of one year or less; direct obligations of the U.S. Government, bankers' acceptances, CDs or other commercial paper; commodities; and options or futures on broad-based indices. Covered persons must also report transactions made by family members in their household and by those for which they are a trustee or custodian. Reporting forms will be supplied at the appropriate times AND MUST BE SUBMITTED BY THE DATE INDICATED ON THE FORM.

     In addition, the following transactions must be reported but need not have been pre-cleared: transactions in debt instruments rated "A" or above by at least one national rating service; sales pursuant to tender offers; and dividend reinvestment plan purchases (provided the purchase pursuant to such plan is made with dividend proceeds only).

     PERSONAL  INVESTING SHOULD BE VIEWED AS A PRIVILEGE,  NOT A RIGHT. AS SUCH,
     LIMITATIONS  MAY  BE  PLACED  ON  THE  NUMBER  OF   PRE-CLEARANCES   AND/OR
     TRANSACTIONS AS DEEMED APPROPRIATE BY THE PERSONAL INVESTING COMMITTEE.

BROKERAGE ACCOUNTS

     Covered persons should inform their stockbrokers that they are employed by an investment adviser, trust company or affiliate of either. The broker is subject to certain rules designed to prevent favoritism toward such accounts. Associates may not accept negotiated commission rates which they believe may be more favorable than the broker grants to accounts with similar characteristics. In addition, covered persons must direct their brokers to send duplicate confirmations and copies of all periodic statements on a timely basis to The Legal Group of The Capital Group
     Companies, Inc.,(special post office box address). ALL DOCUMENTS RECEIVED IN THIS POST OFFICE BOX ARE KEPT STRICTLY CONFIDENTIAL.

     [If extraneous information is included on an associate's statements (e.g., checking account information or other information that is not subject to the policy), the associate might want to establish a separate account solely for transactions subject to the policy.]

ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS

     Covered persons will be required to disclose all personal securities holdings upon commencement of employment (or upon becoming a covered person) and thereafter on an annual basis. Reporting forms will be supplied for this purpose.

ANNUAL RE-CERTIFICATION

     All access persons will be required to certify annually that they have read and understood the Personal Investing Policy and recognize that they are subject thereto.

ADDITIONAL RULES FOR INVESTMENT PERSONNEL

     DISCLOSURE OF OWNERSHIP OF RECOMMENDED SECURITIES -- Ownership of securities that are held professionally as well as personally will be reviewed on a periodic basis by the Legal Group and may also be reviewed by the applicable Management Committee and/or Investment Committee or Subcommittee. In addition, to the extent that disclosure has not already been made by the Legal Group to the applicable Management Committee and/or Investment Committee or Subcommittee, any associate who is in a position to recommend the purchase or sale of securities by the fund or client accounts that s/he personally owns should first disclose such ownership either in writing (in a company write-up) or orally (when discussing the company at investment meetings) prior to making a recommendation.1

     BLACKOUT PERIOD -- Portfolio counselors/managers and research analysts may not buy or sell a security within at least seven calendar days before and after a fund or client account that his or her company manages transacts in that security. Profits resulting from transactions occurring within this time period are subject to special review and may be subject to disgorgement.

----------------------
1 Note that this disclosure requirement is consistent with both AIMR standards as well as the ICI Advisory Group Guidelines.

     BAN ON SHORT-TERM TRADING PROFITS -- Investment personnel are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 days. THIS RESTRICTION APPLIES TO THE PURCHASE OF AN OPTION AND THE EXERCISE OF THE OPTION WITHIN 60 DAYS.

     SERVICE AS A DIRECTOR -- Investment personnel must obtain prior authorization of the investment committee of the appropriate management company before serving on the board of directors of publicly traded companies. This can be arranged by calling the LAO Legal Group.

PERSONAL INVESTING POLICY COMMITTEE

     Any questions or hardships that result from these policies or requests for exceptions should be referred to CGC's Personal Investing Policy Committee by calling the LAO Legal Group.

                        KENSINGTON INVESTMENT GROUP, INC.

                                 CODE OF ETHICS
                               (Rule 17j-l Policy)

                  Governing Purchase and Sale of Securities by
                        Officers, Directors and Employees
                           EFFECTIVE FEBRUARY 1 , 2000
                           ---------------------------

I.   DEFINITIONS

     1. ACCESS PERSON - each director or officer of the Adviser and any Advisory Person.

     2.   ACT - Investment Company Act of 1940.

     3.   ADVISER - Kensington Investment Group, Inc.

     4. ADVISORY PERSON - includes (a) any natural person in a control relationship (25% ownership) to the Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund, and (b) each employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales.

     5. BENEFICIAL OWNERSHIP - generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 15 of the Securities Act of 1934. Among other things, beneficial ownership is presumed regarding securities and accounts held in the name of a spouse or any other family member living in the same household. Beneficial ownership also extends to transactions by entities over which a person has ownership, voting or investment control, including corporations (and similar entities), trusts and foundations.

     6.   CODE - this Code of Ethics.

     7. COMPLIANCE OFFICER - person designated by the Adviser's Board of Directors to fulfill the responsibilities assigned to the Compliance Officer hereunder.

     8. COVERED SECURITY - any security as defined in Section 2(a)(16) of the Act (a broad definition that includes any interest or instrument commonly known as a security), but excluding (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (c) shares of open-end investment companies.

     9. FUND - a registered investment company for which the Adviser acts as investment adviser.

     10. INITIAL PUBLIC OFFERING - an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     11. INVESTMENT PERSONNEL OR INVESTMENT PERSON (a) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; or (b) any natural person who controls the Adviser and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by the Fund. Investment Personnel are Advisory Persons.

     12. LIMITED OFFERING - an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under that Act.

     13. PORTFOLIO MANAGER - those employees of the Adviser authorized to make investment decisions on behalf of a Fund.

     14. SECURITY HELD OR TO BE ACQUIRED - any Covered Security that, within the most recent 15 days (i) is or has been held by a Fund, (ii) is being considered by a Fund or by the Adviser for purchase by the Fund, or (iii) any option to purchase or sell, and any security convertible into or exchangeable for, one of the foregoing.

II.  LEGAL REQUIREMENT

     Rule 17j-l under the Investment Company Act of 1940 makes it unlawful for the adviser, distributor, any director, officer or employee or other affiliated person of a Fund or of the adviser or distributor, in connection with the purchase and sale by such person of a "security held or to be acquired" by a
Fund:

     1.   To employ any device, scheme or artifice to defraud a Fund;

     2. To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon or a Fund; or

     4.   To engage in any manipulative practice with respect to a Fund.

     To assure compliance with these restrictions, the Adviser agrees to be governed by the provisions contained in this Code.

III. GENERAL PRINCIPLES

     The Adviser shall be governed by the following principles and shall apply them to its Access Persons.

     1. No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l set forth above.

     2. The interests of a Fund and its shareholders are paramount and come before the interests of any Access Person or employee.

     3. Personal investing activities of all Access Persons and employees shall be conducted in a manner that shall avoid actual or potential conflicts of interest with a Fund or its shareholders.

     4. Access Persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of a Fund or its shareholders.

IV.  SUBSTANTIVE RESTRICTIONS

     1. The price paid or received by a Fund for any security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

          A. no Access Person shall enter an order for the purchase or sale of a security which a Fund is, or is considering, purchasing or selling until the day after the Fund's transactions in that security have been complete; and

          B. a Portfolio Manager of a Fund may not buy or sell a security within seven days before or after that Fund trades in the security.

          C. The foregoing restrictions shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the General Principles of this Code:

               (a)  reinvestments of dividends pursuant to a plan;

               (b) transactions in: short-term securities issued or guaranteed by an agency or instrumentality of the U.S. Government; bankers' acceptances; U.S. bank certificates of deposit; and commercial paper;

               (c)  transactions   in  which   direct  or  indirect   beneficial
                    ownership is not acquired or disposed of;

               (d) transactions in accounts as to which an Access Person has no investment control,

               (e) transactions in accounts of an Access Person for which investment discretion is not retained by the Access Person but is granted to any of the following that are unaffiliated with the Adviser or with any Fund sub-adviser or distributor: a registered broker-dealer, registered investment adviser or other investment manager acting in a similar fiduciary capacity, PROVIDED the following conditions are satisfied:

                    1 The terms of the account agreement ("Agreement") must be in writing and filed with the Compliance Officer prior to any transactions;
                    2    Any amendment to the  Agreement  must be filed with the
                         Compliance Officer prior to its effective date; and
                    3    The  Agreement  must  require  the  account  manager to
                         comply with the reporting provisions of Section V.6 of this Code.

               (f) transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month.

     2. No Investment Person may, without first obtaining approval from the Compliance Officer, directly or indirectly acquire beneficial ownership of any securities issued as part of an Initial Public Offering or a Limited Offering. Any such approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund and whether the opportunity is being offered to such Investment Person because of his or her position with a Fund. Any such Investment Person who has been authorized to acquire securities in a Limited Offering must disclose his or her interest if he or she is involved in a Fund's consideration of an investment in such issuer. Any decision to acquire such issuer's securities on behalf of a Fund shall be subject to review by Investment Persons with no personal interest in the issuer.

     3. An Investment Person must not accept gifts that would be deemed of "material value under Section 2830(l) of the Conduct Rules of The National Association of Securities Dealers from any entity doing business with or on behalf of a Fund, the Adviser or a Fund sub-adviser or distributor.

     4. An Investment Person shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

     5. Any profits derived from securities transactions in violation of paragraphs 1, 2 or 3 of this Section IV, shall be forfeited and paid to the appropriate Fund or Funds for the benefit of its or their shareholders. Gifts accepted in violation of paragraph 4 of this
          Section IV shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of any affected Fund and its shareholders.

V.   ACCESS PERSON REPORTS

     1. INITIAL HOLDINGS REPORT. Within 10 days of commencement of employment by the Adviser or otherwise assuming the status of "Access Person," and annually thereafter, each Access Person shall disclose in writing, in a form acceptable to the Compliance Officer, all direct or indirect Beneficial Ownership interests of such Access Person in Covered Securities. Information to be reported includes:

          A. title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership interest when the person became an Access Person;

          B. name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

          C.   the date the report is submitted by the Access Person.

     2. QUARTERLY TRANSACTION REPORT. Unless the following information would duplicate information provided pursuant to paragraph V.6, below, each Access Person shall report to the Compliance Officer within 10 days of the end of each calendar quarter:

          A. with respect to any transaction during the quarter in a Covered Security in which the Access person had any direct or indirect beneficial ownership:

               (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c) the price of the Covered Security at which the transaction was effected;

               (d) the name of the broker, dealer or bank with or through which the transaction was effected; and

               (e)  the date that the report is submitted by the Access Person.


          B. with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (a) the name of the broker, dealer or bank with whom the Access Person established the account;

               (b)  the date the account was established; and

               (c)  the date that the report is submitted by the Access Person.

     3. ANNUAL HOLDINGS REPORT. Each Access Person shall report annually, within 10 days of the close of each calendar year, the following information, which must be current as of a date no more than 30 days before the report is submitted:

          A. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          B. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          C.   the date the report is submitted.

     4. Any report required to be submitted pursuant to this Section V may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

     5. Each Access Person shall obtain the prior approval of the Compliance Officer of all personal securities transactions in Covered Securities.

     6. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such Access Person (a) duplicate copies of brokers' advice covering each transaction in Covered Securities in such account and (b) copies of periodic statements with respect to the account.

     7. EXCEPTIONS FROM REPORTING REQUIREMENTS. A person need not submit reports pursuant to this Section V with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control;

     8. Promptly after the adoption of this Code, and promptly after a person becomes an Access Person, the Compliance Officer shall notify each Access Person that he or she is subject to the reporting requirements of this Code, and shall deliver a copy of this Code to each Access Person. The Compliance Officer shall annually obtain written assurances from each Access Person that he or she is aware of his or her obligations under this Code and has complied with the Code and with its reporting requirements.

     9. The Compliance Officer shall develop and implement procedures for the review by appropriate management or compliance personnel of reports submitted pursuant to this Code and for monitoring of personal investment activity by Access Persons that would identify abusive or inappropriate trading patterns or other practices of Access Persons. The Compliance Officer shall report on such procedures to the Board of Directors of a Fund upon request.

VI.  REPORTS TO THE BOARD

     1. The Compliance Officer of the Adviser shall report in writing to the Board of Directors of a Fund at least annually regarding the following matters not previously reported:

          A. Significant issues arising under the Adviser's Codes of Ethics, including material violations of the Code of Ethics, violations that, in the aggregate, are material, and any sanctions imposed;

          B.   Significant   conflicts  of  interest   involving   the  personal
               investment policies of the Adviser, even if they do not involve a violation of the Code of Ethics; and

          C. The results of monitoring of personal investment activities of Access Persons in accordance with the procedures referred to in
               Section V.9 hereof.

          Each such report shall certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the relevant Code of Ethics.

     2. The Compliance Officer shall have discretion to determine that a violation is not material and need not be included in a report to the Board of Directors under Section VI.1 if he or she finds that by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on a Fund in connection with its holding or acquisition of the security or that no other material violation of this Code has occurred. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

     3. The Board of Directors of a Fund may impose such sanctions or further sanctions, in addition to any forfeitures imposed pursuant to Section
          IV.5 hereof, as it deems appropriate, including, among other things, a letter of sanction or suspension or termination of the employment of the violator.

     4. In addition to the annual report required by Section VI.1, the Compliance Officer shall report to a Fund's compliance officer promptly, but no later than the Fund's next board meeting, regarding serious violations of the Adviser's Code.

VII. RECORDKEEPING

     1. The Adviser shall maintain the following records at its principal offices:

          A. this Code and any related procedures, and any code that has been in effect during the past five years shall be maintained in an easily accessible place;

          B. a record of any violation of the Code and of any action taken as a result of the violation, to be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          C. a copy of each report under this Code by (or duplicate brokers' advice for the account of) an Access Person, to be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

          D. a record of all persons, currently or within the past five years, who are or were required to make or to review reports under
               Section V.1, 2 or 3, to be maintained in an easily accessible place;

          E. a copy of each report under Section VI.1 by the Compliance Officer to the Board, to be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          F. a record of any decision, and the reasons supporting the decision, to approve an acquisition by an Investment Person of securities offered in an Initial Public Offering or in a Limited Offering, to be maintained for at least five years after the end of the fiscal year in which the approval is granted.

VIII. APPROVAL REQUIREMENTS

     The Code and any material changes to the Code must be approved by each Fund's board of directors. Each such approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1. Before approving the Code or any amendment thereto, the board of directors of a Fund must receive a certification from the Adviser that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics. The Code must be approved by the board of directors of each Fund by September 1, 2000, and any material change to the Code must be approved by each Fund's board within six months after the adoption of the change.


     Dated: February 1, 2000

                          KERN CAPITAL MANAGEMENT LLC

                                 CODE OF ETHICS

                                 JANUARY 1, 2001

I.   INTRODUCTION

     This Code of Ethics (the "Code") has been adopted by Kern Capital Management LLC ("KCM" or Adviser") primarily for the purpose of providing rules for employees with respect to their personal securities transactions. KCM is a registered investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). Accordingly, KCM and its employees are subject to certain standards of conduct with respect to activities relating to all of KCM's advisory clients. KCM also serves as a sub-adviser to regulated investment companies and as such is required to adopt a code of ethics in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").

II.     BACKGROUND

     The investment management industry is closely regulated under the provisions of the Advisers Act and the 1940 Act, and by the regulations and interpretations of the Securities and Exchange Commission (the "SEC") under those statutes. Transactions in securities are also governed by the provisions of the Securities Act of 1933 (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act") as well as by state laws. The rules of conduct set forth in this Code are based in large part on rules of law and legal concepts developed under those statutes. These legal concepts do not remain static, and further developments of the law in these areas may be expected. The Code was written to conform to an extensive set of recommendations developed by the Investment Company Institute in 1994. Employees of KCM should conduct business so as to avoid not only any violation of law, but also any appearance of violation or grounds for criticism.

III. SCOPE OF THE CODE OF ETHICS

     The Code covers two general topic areas. First, it includes some broad prohibitions against fraudulent conduct in connection with clients of KCM. Because fraudulent conduct can take many forms as noted above, the Code cannot reasonably contain an all-inclusive list of potentially fraudulent actions or omissions.

     Second, the Code includes specific rules, restrictions and reporting obligations with respect to personal securities transactions. These restrictions have been adopted for the purpose of better avoiding any conflicts of interest, or any appearances of conflicts of interest, involving the securities trading which KCM undertakes on behalf of its clients and personal securities trading by the employees of KCM and other persons subject to this Code. The rules are intended to better assure that trading on behalf of clients is given priority over trading for personal accounts, and that trading for personal accounts does not take place at a time, which could adversely affect the trading for clients. These rules are also intended to better assure that KCM personnel do not misuse material, non-public information concerning issuers or securities. This misuse might, for example, take the form of either personal securities trading or "tipping" other persons concerning the material, non-public information.

     As required by the 1940 Act and the Advisers Act, most persons covered by this Code are also required to file with KCM quarterly reports of their personal securities transactions. These reports will be reviewed by the Compliance Officer at KCM to determine whether the information suggests any possible violation of this Code. The staff of the SEC also reviews these reports when the SEC undertakes compliance examinations of KCM. In addition to better ensuring compliance with this Code, the reporting requirements serve to create greater consciousness of possible conflicts and, at the same time, provide a means to detect and correct possible problems. The reporting system is an essential part of this Code and must be strictly adhered to, without exception.

IV.  WHO IS SUBJECT TO THIS CODE OF ETHICS?

     All employees of KCM are subject to this Code. Temporary or part-time employees may also be considered employees subject to certain or all provisions of this Code depending upon their responsibilities and length of time employed. The Code establishes policies and procedures for preventing insider trading by KCM's personnel and for preventing misuse of material, non-public information by those persons.

     Rule 17j-1 under the 1940 Act requires that a Code of Ethics be established to govern certain activities of officers and employees of an investment company and its sub-adviser. These persons are referred to in this Code as "Access Persons". Among other matters, Access Persons must submit to their employers quarterly reports of personal securities trading.

     Separately,  Rule 204-2 under the  Advisers  Act  requires  that  "Advisory
Representatives" of an adviser file quarterly reports of personal trading activity. Further, Section 204A of the Advisers Act requires investment advisors to adopt policies to prevent insider trading and the misuse of material, non-public information by their employees and other "Associated Persons". "Access Persons" and "Advisory Representatives" for the purposes of this Code of Ethics are the same.

V.   LEGAL CONCEPTS

     Important legal concepts under which KCM conducts its businesses are described below.

     A. FIDUCIARY DUTY. Investment advisers owe a fiduciary duty to their clients. This means a duty of loyalty, fairness and good faith toward clients, and a corresponding duty on the part of the adviser not to do anything prejudicial to or in conflict with the interests of clients. This is a higher standard than that applicable to ordinary arm's length business transactions between persons who do not owe a fiduciary duty to the other parties. Fiduciary principles reflect the following: (1) the duty at all times to place the interests of KCM's clients first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that KCM personnel should not take inappropriate advantage of their positions.

     B.   FRAUD AND DECEIT;  INSIDE  INFORMATION.  The various  securities  laws contain broad provisions prohibiting fraud or deceit or "any manipulative or deceptive device or contrivance" in connection with securities transactions and giving of investment advice. It is under these broad general provisions that the SEC and private individuals have successfully brought many of the important cases in the securities field that have received so much publicity in recent years, including cases on improper use of material, non-public ("inside") information (as defined below). The Advisers Act requires investment advisers to adopt, maintain and enforce written policies and procedures to prevent insider trading by employees. The policies and procedures in this Code are intended to meet this requirement.

     C. UNDERWRITING, MANIPULATION. Although not discussed elsewhere in this Code, Access Persons should be extremely careful not to engage in any activities, particularly in connection with new offerings, that could be construed as participating as an underwriter in violation of the Securities Act. Care must always be taken to avoid market manipulation, which is strictly prohibited by law.

     These general prohibitions are basically the same as those in the federal securities laws, and are intended to reflect the expansive and flexible nature of the restrictions, which are applicable to the activities of KCM.

VI.  ENFORCEMENT OF THE CODE.

The enforcement of these rules and procedures is the responsibility of KCM's Compliance Officer. As this Code emphasizes, personal trading must always be carried on in good judgment and good faith. It is obvious that all possible situations cannot be covered by this Code and that under special circumstances, exceptions may occasionally be appropriate. Any Access Person contemplating a transaction, or anyone who has any other question as to any part of this Code or KCM's policy should consult with the Compliance Officer. If the Compliance Officer is absent or unavailable, contact a Managing Member of KCM for assistance in this regard.

     A. REPORTING. This Code of Ethics includes requirements for an initial certification of securities holdings at the time of hire, pre-approval of personal securities trades, informing the Compliance Officer of pre-approved trades that are not executed, quarterly reports of personal securities transactions, and an annual certification of all personal securities holdings. Late reports, unreported transactions, unapproved transactions and repeated violations of the Code of Ethics are all bases upon which sanctions may be imposed as generally described below. Refer to Section XI: Reporting and Certification.

     B. CODE VIOLATIONS. A person charged with a violation of this Code will have the opportunity to meet with the Compliance Officer, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances, and set forth reasons why the sanctions for any violations should not be severe. The Counsel to the Adviser shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

     C. SANCTIONS. Upon determining that a material violation of this Code of Ethics has occurred, KCM may impose such sanctions as it deems appropriate, including, among other matters, a letter of censure or suspension or termination of the employment of the violator.

          Careful adherence to this Code is one of the basic conditions of employment by KCM. As noted at the beginning of this Code, an Access Person is liable to be subject to sanctions for conduct inconsistent with this Code.

          In addition, certain violations of this Code (including the late filing of quarterly reports) may also involve violation of laws, with the possibility of civil and/or criminal penalties.

     D. PENALTIES. Under the various federal securities statutes, penalties that may be imposed for insider trading or other violations include civil liability for damages, temporary suspension or permanent prohibition from engaging in various aspects of the securities or investment advisory businesses and criminal penalties. Among other matters, penalties for insider trading and misuse of material, non-public information include civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times the profit gained or loss avoided whether or not the person actually benefitted and fines for the employer or other controlling person of up to $1 million or three times the amount of the profit gained or loss avoided.

               Under certain circumstances, profits received by an Access Person in connection with unapproved transactions may have to be disgorged and paid over to the Funds.

VII. DEFINITIONS.

     A. "ACCESS PERSON" and "ADVISORY REPRESENTATIVE. KCM has decided that all of its respective employees should be considered "Access Persons" and "Advisory Representatives" with respect to this Code of Ethics and in connection with the reporting of personal securities transactions. KCM believes that this universal coverage is appropriate given the subject matter of the Code of Ethics and the fact that it does not represent an unreasonable burden upon the employees of KCM. (1940 Act, Rule 17j-1) (Advisers Act, Rule 204-2).

     B.   "AFFILIATED PERSON" (1940 Act, Section 2(a)(3) means:

          (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

          (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

          (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; and

          (d) any officer, director, partner, co-partner or employee of such other person.

     C. "ASSOCIATED PERSON" means any officer or member of KCM (or any person occupying a similar status of performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with KCM, or any employee thereof. (Advisers Act, Section 204A)

     D. "BENEFICIAL OWNERSHIP" In general, a person is considered to have "beneficial ownership" of securities when that person (a) has the power to dispose of or to vote such securities, and (b) when that person has a pecuniary (i.e., economic) interest in the securities. Beneficial Ownership shall be interpreted in the same manner as it would be in under Rule 16a-1(a) (2) under the Exchange Act.

     E. "DIRECT OR INDIRECT BENEFICIAL OWNERSHIP" This Code of Ethics extends to the ownership of and transactions in securities either by the Access Person for his or her own account, or for the account of a member of his or her family, or for any account in which such Access Person or a member of his or her family may have an interest, including IRAs, partnerships, trusts, etc. Consult the Compliance Officer for clarification as necessary.

     F. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company. (Section 2(a)(9) of the 1940 Act).

     G. "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

     H. "PURCHASE OR SALE OF A SECURITY" includes, among other acts, the writing or acquisition of an option to purchase or sell a Security.

     I. "INSIDER" means an Associated Person of KCM, or any Affiliated Person thereof, or any member of his or her immediate family. Additionally, a person is deemed an "Insider" if he enters into a special confidential relationship in the conduct of the affairs of KCM, or any Affiliated Person thereof, and as a result is given access to material, non-public information. Examples of such insiders include accountants, consultants, advisors, attorneys, bank lending officers, and the employees of such organizations.

     J. "INSIDER TRADING" means the use of material, non-public information to trade in a Security (whether or not one is an Insider) or the communication of material, non-public information to others. While the meaning of the term is not static, "Insider Trading" generally includes:

          (a) trading in a Security by an Insider, while in possession of material, non-public information;

          (b) trading in a Security by a person who is not an Insider, while in possession of material, non-public information, where the information either was disclosed to such person in violation of an Insider's duty to keep it confidential or was misappropriated; and

          (c) communicating material, non-public information to any person, who then trades in a Security while in possession of such information.

     K. "MATERIAL INFORMATION" means information for which there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Examples of material information include information regarding dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals of agreements, major litigation, liquidation problems, and extraordinary management developments.

     L. "MEMBER OF IMMEDIATE FAMILY" means a person's spouse, children under the age of twenty-five years residing with such person, and any trust or estate in which such person or any other member of his immediate family has a substantial beneficial interest, unless neither such person nor any other member of his immediate family is able to control or participate in the investment decisions of such trust or estate.

     M.   "NON-PUBLIC   INFORMATION"   means   information  that  has  not  been
effectively communicated to the market place.

VIII. GENERAL RESTRICTIONS

     A.   RESTRICTIONS UNDER RULE 17J-1(B) OF THE 1940 ACT

          No Access Person may:

          (a)  employ any device, scheme or artifice to defraud clients of KCM;

          (b) make to any client of KCM any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made in light of the circumstances under which they are made, not misleading;

          (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client of KCM; or

          (d) engage in any manipulative practice with respect to any client of KCM.

     Any violation of the above shall be considered a violation of this Code.

     B. PERSONAL TRADING PROHIBITIONS. The following rules are intended to prevent any suggestion or implication that Access Persons are using their relationship with KCM to obtain advantageous treatment to the detriment of the interests of any clients.

          (a) "HOT ISSUES". No Access Person may purchase any Security in any public offering that may be construed as a "hot issue."

          (b) DEALINGS WITH CLIENTS. No Access Person may knowingly sell any Security to any client or knowingly purchase any Security from any client.

          (c) RESTRICTED SECURITIES. No Access Person will be allowed to purchase Securities that are held within Client Accounts or that are eligible for purchase for our Client Accounts. Securities whose market capitalization is within the bottom 15% of the total market capitalization of all U.S. equity securities are considered client eligible securities and are therefore restricted from purchase. KCM will provide restricted market capitalization ranges to its employees quarterly.

          (d) SHORT-TERM TRADING. KCM believes that personal short-term trading may increase the risk of problems arising under the rules of this Code. While KCM leaves the extent of trading to an individual's judgment, consistent with his or her objectives and past trading practices, all Access Persons are on notice that such short-term trading practices will be periodically reviewed. In the event that an Access Person owns Restricted Securities, no individual will be allowed sell the same (or equivalent) Securities within sixty (60) calendar days of purchase (See X. B (c)). In the case of any individual whose trading is deemed to be:

               (1)  excessive; or

               (2) causing or giving the appearance of conflict of interest with any clients' accounts; KCM will require that individual to reduce or eliminate this short-term trading activity.

     C. NON-PUBLIC INFORMATION. The following issues should be kept in mind when considering material, non-public information:

          (a) An Insider shall use due care to ensure that material, non-public information remains secure and shall not divulge to any person any material, non-public information, except in the performance of his or her duties. For example, files containing material, non-public information should be sealed, and access to computer files containing material, non-public information must be restricted.

          (b) No Insider shall engage in Insider Trading, on his or her own behalf or on behalf of others.

          (c) No Access Person may use any material, non-public information, no matter how acquired, in his or her own transactions or in the discharge of his or her responsibilities to any clients of KCM.

          (d) Information about actual purchase or sale decisions, contemplated purchases or sales, or other transactions under consideration by KCM on behalf of any clients, whether or not actually authorized, must be kept
     confidential.   An  Access   Person   shall  not  divulge  to  any  person,
     contemplated or completed securities transactions of Clients of the Adviser, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge. Research information on portfolio issues must not be divulged to persons who do not have a need to know such information in connection with their employment by KCM. In addition, information about clients is confidential and must not be disclosed. Access Persons must use care in keeping information confidential.

          Questions   regarding  whether  the  information  is  material  and/or non-public should be directed to the Compliance Officer.

IX.  RESTRICTIONS AND EXEMPTIONS ON PERSONAL SECURITIES TRANSACTIONS.

     A. DIRECT OR INDIRECT BENEFICIAL OWNERSHIP. Purchases and sales of Securities by an Access Person for his or her own account, for the account of a member of his or her family or for any account in which such Access Person or a member of his or her family may have a direct or indirect beneficial ownership interest, are subject to the personal securities transaction rules (except for transactions in exempt securities, described below). Most transactions are also subject to the reporting requirements of Section XI below.

     B. EXEMPTED SECURITIES. Notwithstanding section VIII, trading in the following securities is exempted from the prior clearance requirements and other restrictions of this Section:

          (a) Open-end Mutual Funds (investment companies registered under the 1940 Act will be referred to as "Mutual Funds"). This exception means that Access Persons may, without prior clearance, purchase and redeem the shares of Client Mutual Funds and other open-end mutual funds, including redemptions through the use of a checkwriting arrangement with the mutual fund.

     You should note, however, that quarterly reports required in Section XI will have to include all purchase and redemption transactions by an Access Person in the shares of any Client Mutual Funds. Purchases and redemptions of the shares of other open-end Mutual Funds and Client Mutual Funds that are purchased through the Kern Capital Management 401k Profit Sharing Plan are exempt from the quarterly reporting requirement, but transactions in the shares of closed-end mutual funds and unit investment trusts must be both pre-approved and reported quarterly.

          (b)  Government securities;

          (c) Short-term money market instruments such as bankers' acceptances, repurchase agreements and commercial paper; and

          (d)  Bank certificates of deposit and bank deposit accounts.


     C. EXEMPTED TRANSACTIONS. Notwithstanding section VIII, the following transactions are exempted from the prior clearance requirements and other restrictions of Sections IX and X hereof:

          (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

          (b) Purchases or sales of securities which are not eligible for purchase or sale by any clients of KCM.

          (c)  Purchases or sales which are nonvolitional.

          (d) Purchases that are part of an automatic dividend reinvestment plan.

          (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were required from such issuer, and sales of such rights to acquired.

          (f) Purchases or sales which receive the prior approval of the Compliance Officer of KCM on the basis that the potential for harm to any clients of KCM is remote because the transactions would be very unlikely to affect market price or liquidity, or because they clearly are not related economically to the securities to be purchased, sold or held by clients of KCM.

     D.   SPECIAL RULE FOR DISINTERESTED MEMBERS OF KCM.

          Transactions in securities by a member of KCM who is not an employee ("Disinterested Members") are not subject to the requirements of Section X hereof if the Disinterested Member is an Access Person solely by reason of his or her ownership of KCM, except where at the time of such transactions the Disinterested Member knew, or, in the ordinary course of fulfilling his or her official duties as a member should have known, that during the 15-day period immediately preceding or after the date of the Disinterested Member's transaction in a security that such security was or was to be purchased or sold or such purchase or sale was considered by KCM on behalf of any clients. Disinterested Members are nevertheless still required to report their securities holdings and transactions as required under Section XI of this Code of Ethics.

     E.   EXCEPTIONS TO RESTRICTED SECURITIES PROHIBITION.

          Upon request by an Access Person, KCM may in its discretion, waive compliance with the prohibition against transactions in Restricted Securities. Such waiver will be made on an account by account basis and will be based on such factors the Compliance Officer shall determine such the Access Person's limited ownership and control of the account, the extent of financial interest in the account by the Access Person and the extent to which other provisions of this Code are adequate to ensure that the firm client's are not disadvantaged in any way by the trading in such securities. Such waivers, if any, will be made at the discretion of the Compliance Officer, the Executive Vice President and the Chief Executive Officer of KCM. Such waivers are subject to annual approval and may be rescinded at any time. In the event such a waiver is granted, the account will be subject to all other personal trading restrictions and reporting requirements, including compliance with all prior clearance, blackout and reporting requirements. The Compliance Officer will monitor the trades of the Access Person granted such a waiver to ensure that clients are not disadvantaged.

X.   RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS.

          The   following  are  specific   restrictions   relating  to  personal
     securities transactions of all persons covered by this Code.

     A.   PRIOR CLEARANCE PROCEDURE.

               (a) Prior to effecting a transaction in a Security, an Access Person must notify in writing the Compliance Officer, or in his absence Robert Kern or David Kern, of the proposed transaction, including the name, title, and amount of the security involved, and market capitalization eligibility using the Pre-Approval Form. If the transaction involves a Client Security or a Restricted Security, the Compliance Officer shall confirm with the appropriate head trader and senior portfolio section manager that the security has not been traded within the past seven calendar days, and is not under consideration for trading. For all trades, the Compliance Officer will determine whether such proposed transaction would or would not be consistent with this Code. Such conclusion shall be promptly communicated in writing to the Access
          Person making such request, at which point the Access Person may execute the trade if approved. Any approval that is granted will be good for one business day only, following which the approval will no longer be valid and the Access Person will be required to reapply for approval if the preapproved transaction has not been executed. If the employee does not execute the pre-approved transaction on that day, he or she must inform the Compliance Officer by the next day. The
          Compliance Officer will note on the Pre-Approval Form that the transaction was not executed. Absent extraordinary circumstances, no Access Person shall be deemed to have violated this Code for effecting a securities transaction if such Access Person has been advised in writing by the Compliance Officer that the transaction would be consistent with this Code. KCM shall maintain written records of such actions, which records shall be made available in the manner required by Rule 17j-1 of the 1940 Act.

               (b) PRIVATE PLACEMENT TRANSACTIONS. The prior clearance procedure described in subsection (a) above includes transactions by Access Persons in a private placement. In connection with a private placement acquisition, the compliance officer, head trader and the senior section portfolio manager will take into account, among other factors, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to an Access Person by virtue of his or her position with the client.

          Access Persons who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Access Person takes part in the Mutual Funds Client's subsequent investment in the same issuer. In such a circumstance, the determination to purchase securities of that issuer for a Mutual Fund Client will be subject to an independent review by personnel of KCM with no personal interest in the issuer.

     B.   LIMITATIONS ON PRIOR CLEARANCE OF PURCHASES AND SALES OF SECURITIES.

          (a) RESTRICTED SECURITIES. No Access Person will be allowed to purchase Securities that are held within Client Accounts or that are eligible for purchase for any Client Accounts. See definition of Restricted Securities(Section VIII B (c)).

          (b) PERSONAL TRADING BLACKOUT PERIODS. An Access Person may not be granted prior clearance to execute a securities transaction on a day during which any clients have a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. In addition, Access Persons may not buy or sell a security within at least seven calendar days before and after the clients have traded in that security. Any profits realized by an Access Person on trades within these periods must be disgorged by the Access Person to the benefit of the clients.

               In the event that this restriction is violated absent extraordinary approval received in accord with this Code of Ethics, any profits realized on such "short-term" trades or restricted securities will be required to be disgorged to the benefit of the clients' accounts

          (c) RESTRICTIONS ON SHORT-TERM TRADING. In addition to the blackout periods described above in subsection (a), Access Persons will not be allowed to sell the same (or equivalent) Restricted Securities within sixty (60) calendar days of purchase. In the event that this restriction is violated absent extraordinary approval received in accord with this Code of Ethics, any profits realized on such "short-term" trades will be required to be disgorged to the benefit of the clients' accounts.


     C.   OTHER TRANSACTIONS AND RESTRICTIONS.

               (a) SHORT SALES. Short sales will be permitted by Access Persons on a limited basis subject to the blackout and "short-term" trading restrictions listed in Section (b) above. Short sales are not permitted by Access Persons in Restricted Securities. Short sales will require the pre-approval of both the Compliance Officer and the Chief Executive Officer of KCM.

               (b) CONVERTIBLE SECURITIES AND COMMODITY OR SECURITIES DERIVATIVES. The foregoing restrictions in this Code also apply to any purchase or sale of a security which is convertible into, exchangeable or exercisable for a security, securities, index or commodity that is being purchased or sold, or is actively being considered for, purchase or sale, for client accounts.

               (c) PURCHASES OF SECURITIES DURING AN INITIAL PUBLIC OFFERING. Access Persons are prohibited from acquiring any securities in an initial public offering. This restriction is imposed in order to preclude any possibility of an Access Person profiting improperly from his or her position on behalf of KCM clients.

               (d) SERVICE AS A DIRECTOR. Access Persons are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization in accord with the general procedures with this Code of Ethics relating to personal securities transactions. The consideration of prior authorization will be based upon a determination that the board service would be consistent with the interests of KCM clients. In the event that board service is authorized, Access Persons serving as directors should expect to be isolated from other Access Persons making investment decisions with respect to the securities of the company in question, through the use of `Chinese Wall" or other appropriate procedures to be considered and placed into effect at the time.

XI.  REPORTING AND CERTIFICATION REQUIREMENTS.

     A. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS. Within 10 days of commencement of employment with KCM, an Access Person will be required to disclose in writing all personal securities holdings beneficially owned by the Access Person. This disclosure must include the following information: (i) the title, number of shares and principal amount of each security (other than exempt securities described in section IX) in which the Access Person had any direct or indirect beneficial ownership when the person became employed by KCM; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the Access Person began employment with KCM, and (iii) the date that the report is submitted by the Access Person. In addition, each Access Person will be required to submit on an annual basis an updated listing of those personal securities holdings. Forms for this purpose are available from the Compliance Officer, and are to be completed and returned to the Compliance Officer. The annual updated lists are to be submitted no later than January 30, with a listing as of the immediately preceding December 31 year-end date.

     B. QUARTERLY REPORTS. Under this Code, all employees are considered "Access Persons," and are required to prepare and file records of their personal securities transactions. If no transactions occurred during the period, check the box on the report to indicate this. All employees must file a report with the Compliance Officer WITHIN TEN
          (10) CALENDAR DAYS after the end of each calendar quarter.

          Each report must contain the following information:

          (a) the date of the transaction, the title and the number of shares (or the principal amount), the interest rate or maturity date if applicable, of each security involved;

          (b) the nature of the transaction (e.g., purchase, sale, option or any other type of acquisition or disposition);

          (c)  the price at which the transaction was effected; and

          (d) the name of the broker, dealer or bank with or through whom the transaction was effected; and

          (e)  provide  copies  of  confirmations   after  receipt  and  monthly
               statement with report.

               At the option of the reporting person, the SEC allows the quarterly report to contain a statement declaring that the reporting of any transaction is not to be construed as an admission by the reporting person that he or she has any direct or indirect beneficial ownership in the security. Using that disclaimer language may be useful in an unclear situation to avoid a potential risk in not reporting a transaction while at the same time avoiding prejudicing any position the person may take or later seek to take with respect to ownership status. Where a report made to the Compliance Officer would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers Act, no Access Person will be required to make a report.

     C. CONFIRMATIONS AND ACCOUNT STATEMENTS. In accordance with the Reporting and Certification requirements of Section XIB (e) above, Access persons should direct their brokerage firm/financial institution to have copies of all trade confirmations and monthly account statements sent directly to the Compliance Officer.

     D.   EXEMPTIONS  FROM  QUARTERLY  REPORTING.   Quarterly  Reports  are  not
          required with respect to any of the following:

          (a) transactions in securities which are direct obligations of the United States;

          (b) transactions in open-end Mutual Funds (except for Client Mutual Funds); or

          (c) transactions over which the reporting person does not have any direct or indirect influence or control; or

          (d) transactions in Client Mutual Funds through the Kern Capital Management LLC 401k Profit Sharing Plan.

               Please note that there are categories of securities, or particular transactions, which are not subject to the restrictions of
          Section X above (e.g., purchases under an automatic dividend reinvestment plan) but which are subject to the reporting requirement of this Section XI.

     E. REPORTS OF VIOLATIONS. In addition to the quarterly reports required under this Section, Associated Persons and Access Persons promptly shall report any transaction, which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly reports.

XII. OTHER RULES.

     A. GIFTS AND OTHER PREFERENTIAL TREATMENT. An Access Person may not in relation to the business of KCM seek or accept from any broker or dealer, other financial institution or supplier or contractor to KCM,

          (a) any gifts of material value (i.e., in excess of $100 per year), or;

          (b) any sort of preferential treatment from, or special arrangements with the institution or supplier.

               Any Access Person who receives an offer for a gift or bequest of material value from any such party should promptly report it to the Compliance Officer.

     B. FINDER'S FEES. Access Persons should not become involved in negotiations for corporate financing, acquisitions or other transactions for outside companies (whether or not held by clients of
          KCM) without the prior permission of the Compliance Officer. Specifically, no finder's or similar fee in connection with any such transactions may be negotiated or accepted without prior permission.

XIII. RECORDKEEPING

     A.   The Compliance Officer shall keep the following records:

          (a) a copy of each Code of Ethics that is in effect, or at any time within the past five years was in effect, maintained in an easily accessible place;

          (b) a record of any violation of the Code and of any action taken as a result of the violation, maintained in an easily accessible place for a least five years after the end of the fiscal year in which the violation occurs;

          (c) a copy of each report made by Access Persons maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in a easily accessible place;

          (d) a record of all persons currently or within the past five years who are or were required to make report or who are or were responsible for reviewing these reports, maintained in a easily accessible place;

          (e) a copy of every report required by Section XIV (E) of the Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          (f) a copy of all preclearance approvals for the acquisition of private placements and reasons for the approval for at least after the end of the fiscal year in which the approval is granted.

XIV. OVERSIGHT OF CODE OF ETHICS

     A. The Compliance Officer shall be responsible for approving preclearance requests and reviewing report of securities holdings, brokerage confirmations and periodic statements to determine whether all Access Persons are complying with the Code. The Compliance Officer's personal trading shall be reviewed by one of the Managing Members of KCM.

     B. The Compliance Officer shall identify all Access Persons and inform them of their reporting and other obligations under the Code.

     C. The Compliance Officer shall maintain a current list of All Access Persons.

     D. The Compliance Officer shall periodically report to the Managing Members of the Adviser regarding the administration of the Code of Ethics.

     E. The Managing Members and Compliance Officer of the Adviser shall submit a written report to the Board of Directors and Compliance Officer of each mutual fund client of the Adviser: (i) describing any issues arising under the Code of Ethics since the last such report, including, but not limited to, information about material violations of the Code by Access Persons and sanctions imposed in response to the material violations; and (ii) certifying that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.

     F. The Compliance Officer shall promptly notify and provide to Board of Directors and Compliance Officer of each mutual fund client of the Adviser, any material changes to Code of Ethics.

     G. AUTHORITY TO EXEMPT TRANSACTIONS. The Compliance Officer has the authority to exempt any Person or any personal securities transaction of an Access Person from any or all of the provisions of this Code if the Compliance Officer determines that such exemption would not be against the interest of any client. The Compliance Officer shall prepare and file a written memorandum of any exemption granted describing the circumstances and reasons for the exemption.

                              PIMCO CODE OF ETHICS
                              --------------------

                         Effective as of March 31, 2000

                                  INTRODUCTION

                               GENERAL PRINCIPLES


     This Code of Ethics is based on the principle that you, as a director, officer or other Advisory Employee of Pacific Investment Management Company ("PIMCO"), owe a fiduciary duty to, among others, the shareholders of the Funds and other clients (together with the Funds, the "Advisory Clients") for which PIMCO serves as an advisor or subadvisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

     At all times, you must observe the following GENERAL RULES:

     1. YOU MUST PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or that create an appearance of such abuse.

          Your fiduciary obligation applies not only to your personal trading activities but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security or Futures Contract you owned for the purpose of increasing the value of that Security or Futures Contract. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions, you would also violate this Code if you made a personal investment in a Security or Futures Contract that might be an appropriate investment for an Advisory Client without first considering the Security or Futures Contract as an investment for the Advisory Client.

     2. YOU MUST CONDUCT ALL OF YOUR PERSONAL INVESTMENT TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE, THE PIMCO ADVISORS L.P. INSIDER TRADING POLICY AND PROCEDURES (THE "INSIDER TRADING POLICY"), AND THE PIMCO ADVISORS L.P. POLICY REGARDING SPECIAL TRADING PROCEDURES FOR SECURITIES OF PIMCO

          ADVISORS L.P. (THE "SPECIAL TRADING PROCEDURES")1 AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY. PIMCO encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the APPEARANCE of unfairness or impropriety. Accordingly, YOU MUST COMPLY WITH THE POLICIES AND PROCEDURES SET FORTH IN THIS CODE UNDER THE HEADING PERSONAL
          INVESTMENT TRANSACTIONS. In addition, you must comply with the policies and procedures set forth in the INSIDER TRADING POLICY AND SPECIAL TRADING PROCEDURES, which are attached to this Code as Appendix II and III, respectively. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal trading.

     3. YOU MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking business with PIMCO directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading GIFTS AND SERVICE AS A DIRECTOR. Doubtful situations should be resolved against your personal interest.

                         THE GENERAL SCOPE OF THE CODE'S
                 APPLICATIONS TO PERSONAL INVESTMENT ACTIVITIES

     The Code reflects the fact that PIMCO specializes in the management of fixed income portfolios. The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government obligations, asset-backed Securities, money market instruments, foreign currencies, and futures contracts and options with respect to those instruments. For its StocksPLUS Funds, PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks represented in the S & P 500. For its Convertible Bond Fund and other Advisory Clients, PIMCO purchases convertible securities that may be converted or exchanged into underlying shares of common stock. Other PIMCO Funds may also invest in convertible securities. The Convertible Bond Fund and other Advisory Clients may also invest a portion of their assets in common stocks.

     Rule 17j-1 under the Investment Company Act of 1940 requires REPORTING of all personal transactions in Securities (other than certain Exempt Securities) by certain persons, whether or

--------------------
1 PIMCO expects Allianz of America ("AZOA") to acquire a majority interest in PIMCO Advisors L.P. ("PALP") in the second quarter of 2000. When that acquisition is consummated, the Special Trading Procedures for PALP securities will no longer apply since PALP securities will not be publicly owned or traded.

not they are Securities that might be purchased or sold by PIMCO on behalf of its Advisory Clients. The Code implements that reporting requirement.

     However, since the purpose of the Code is to avoid conflicts of interest arising from personal trading activities in Securities and other instruments that are held or might be acquired on behalf of our Advisory Clients, this Code only places RESTRICTIONS on personal trading activities in such investments. As a result, this Code does not place restrictions (beyond reporting) on personal trading in most individual equity Securities. Although equities are Securities, they are not purchased or sold by PIMCO on behalf of the vast majority of PIMCO's Advisory Clients and PIMCO has established special procedures to avoid conflicts of interest that might otherwise arise from personal trading in such equity securities. On the other hand, this Code does require reporting and restrict trading in certain Futures Contracts which, although they are not Securities, are instruments in which PIMCO frequently trades for many of its Advisory Clients.

     This Code applies to PIMCO's officers and directors as well as to all of its Advisory Employees. The Code recognizes that portfolio managers and the investment personnel who provide them with advice and who execute their decisions occupy more sensitive positions than other Advisory Employees and that it is appropriate to subject their personal investment activities to greater restrictions.

                          THE ORGANIZATION OF THE CODE

     The remainder of this Code is divided into three sections. The first section concerns PERSONAL INVESTMENT TRANSACTIONS. The second section describes the restrictions on GIFTS AND SERVICE AS A DIRECTOR. The third section summarizes the methods for ensuring COMPLIANCE under the Code. In addition, the following APPENDICES are also a part of this Code:

I.    Definitions of Capitalized Terms.
II.   The PIMCO Advisors L.P. Insider Trading Policy and Procedures.
III. The PIMCO Advisors L.P. Policy Regarding Special Trading Procedures for Securities of PIMCO Advisors L.P.
IV.   Form for Acknowledgment of Receipt of this Code.
V.    Form for Annual Certification of Compliance with this Code.
VI.   Form for Initial Report of Accounts.
VII.  Form for Quarterly Report of Investment Transactions.
VIII. Form for Annual Holdings Report.
IX.   Preclearance Request Form
X.    List of PIMCO Compliance Officers.

                                    QUESTIONS

     Questions regarding this Code should be addressed to a Compliance Officer listed on Appendix X. Those Compliance Officers compose the PIMCO Compliance Committee.

                        PERSONAL INVESTMENT TRANSACTIONS

                                   IN GENERAL

     Subject to the limited exceptions described below, you are required to report all Investment Transactions in SECURITIES AND FUTURES CONTRACTS made by you, a member of your Immediate Family or a trust in which you have an interest, or on behalf of any account in which you have an interest or which you direct. In addition, you must PRECLEAR certain Investment Transactions in SECURITIES AND FUTURES CONTRACTS THAT PIMCO HOLDS OR MAY ACQUIRE ON BEHALF OF AN ADVISORY CLIENT, INCLUDING CERTAIN INVESTMENT TRANSACTIONS IN RELATED SECURITIES.

     The details of these reporting and preclearance requirements are described below. This Code uses a number of capitalized terms, e.g. Advisory Employee, Beneficial Ownership, Designated Equity Security, Exempt Security, Fixed Income Security, Fund, Futures Contract, Immediate Family, Initial Public Offering, Investment Transaction, Personal Account, Portfolio Employee, Private Placement, Qualified Foreign Government, Related Account, Related Security, and Security. The definitions of these capitalized terms are set forth in Appendix I. TO UNDERSTAND YOUR RESPONSIBILITIES UNDER THE CODE, IT IS IMPORTANT THAT YOU REVIEW AND UNDERSTAND THE DEFINITIONS IN APPENDIX I.

                              REPORTING OBLIGATIONS

     Notification Of Reporting Obligations

     As an Advisory Employee, you are required to report accounts and Investment Transactions in accordance with the requirements of this Code.

     Use Of Broker-Dealers And Futures Commission Merchants

     Unless  you  are  an  independent  director,  YOU  MUST  USE  A  REGISTERED
BROKER-DEALER  OR  REGISTERED  FUTURES  COMMISSION  MERCHANT  to  engage  in any purchase or sale of a publicly-traded Security or Publicly-Traded Futures Contract. This requirement also applies to any purchase or sale of a publicly-traded Security or of a Publicly-Traded Futures Contract in which you have, or by reason of the Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Investment Transaction in publicly-traded Securities or Publicly-Traded Futures Contracts by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.

     Initial Report

     Within 10 days after commencing employment or within 10 days of any event that causes you to become subject to this Code (e.g. promotion to a position that makes you an Advisory Employee), you shall supply to a Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective date of those statements. These documents shall be supplied to the Compliance Officer by attaching them to the form appended hereto as Appendix VI.

     On that same form you shall supply the name of any broker, dealer, bank or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You shall also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

     In addition, you shall also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

     1. A description of the Security or Futures Contract, including its name or title;

     2. The quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount (in dollars) of the Security or Futures Contract; and

     3. The name of any broker, dealer, bank or futures commission merchant with which you maintained an account in which the Security or Futures Contract was held.

     New Accounts

     Immediately upon the opening of a NEW Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract, you shall supply a Compliance Officer with the name of the broker, dealer, bank or futures commission merchant for that account, the identifying number for that Personal Account or Related Account, and the date the account was established.

     Timely Reporting Of Investment Transactions

     You must cause each broker, dealer, bank or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of trade confirmations of all Investment Transactions in that account and of periodic statements for that account ("duplicate broker reports").

     In addition, you must report to a Compliance Officer, on a timely basis, any Investment Transaction in a Security or a Futures Contract in which you have or acquired a Beneficial Ownership interest that was established without the use of a broker, dealer, bank or futures commission merchant.

     Quarterly Certifications And Reporting

     At the end of the first, second and third calendar quarters, a Compliance Officer will provide you with a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that holds or is likely to hold a Security or Futures Contract. Within 10 days after the end of that calendar quarter, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which you have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended, and (b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

     You shall provide, on a copy of the form attached hereto as Appendix VII, the following information for each Investment Transaction during the calendar quarter just ended, to the extent that the duplicate broker reports for that calendar quarter did not supply this information to PIMCO:

     1. The date of the Investment Transaction, the title, the interest rate and maturity date (if applicable), the number of shares or contracts, and the principal amount of each Security or Futures Contract involved;

     2. The nature of the Investment Transaction (i.e. purchase, sale or any other type of acquisition or disposition);

     3. The price of the Security or Futures Contract at which the transaction was effected; and

     4. The name of the broker, dealer, bank, or futures commission merchant with or through which the transaction was effected.

You shall provide similar information for the fourth calendar quarter on a copy of the form attached hereto as Appendix VIII, which form shall also be used for the Annual Holdings Report described below.

     Annual Holdings Reports

     Beginning with calendar year 2000, a Compliance Officer will provide to you, promptly after the end of the calendar year, a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that held or was likely to hold a Security or Futures Contract during that calendar year. Within 10 days after the end of that calendar year, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that held Securities or Futures Contracts in which you had a Beneficial Ownership interest as of the end of that calendar year and for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year, and (b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer such an account statement.

     You shall provide, on a copy of the form attached hereto as Appendix VIII, the following information for each Security or Futures Contract in which you had a Beneficial Ownership interest, as of the end of the previous calendar year, to the extent that the previously referenced account statements have not supplied or will not supply this information to PIMCO:

     1. The title, quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

     2. The name of any broker, dealer, bank or futures commission merchant with which you maintain an account in which any such Securities or Futures Contracts have been held or are held for your benefit.

In addition, you shall also provide, on that same form, Investment Transaction information for the fourth quarter of the calendar year just ended. This information shall be of the type and in the form required for the quarterly reports described above.

     Related Accounts

     The reporting and certification obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

     It is important for you to recognize that the definitions of "Related Account" and "Beneficial Ownership" in Appendix I may require you to provide, or to arrange for the broker, dealer, bank or futures commission merchant to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has any vested interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account.

     Exemptions From Reporting

     You need not report Investment Transactions in any account over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control.

     You also need not report Investment Transactions in Exempt Securities (as defined in Appendix I) nor need you furnish, or require a broker, dealer, bank or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold only Exempt Securities. This includes accounts that only hold U.S. Government Securities, money market interests, or shares in open-end mutual funds. This exemption from reporting shall end immediately, however, at such time as there is an Investment Transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.

                       PROHIBITED INVESTMENT TRANSACTIONS

     Initial Public Offerings of Equity Securities

     If you are a Portfolio Employee (as defined in Appendix I), you may not acquire Beneficial Ownership of any equity Security in an Initial Public Offering.

     Private Placements and Initial Public Offering of Debt Securities

     If you are a Portfolio Employee, you may not acquire a Beneficial Ownership interest in any Security through a Private Placement (or subsequently sell it), or acquire a Beneficial Ownership interest in any debt Security in an Initial Public Offering unless you have received the prior written approval of the Chief Executive Officer of PIMCO or of a Compliance Officer listed on Appendix X. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with PIMCO.

     If, after receiving the necessary approval, you have acquired a Beneficial Ownership interest in Securities through a Private Placement, you must DISCLOSE that investment when you play a part in any consideration of any investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have a Beneficial Ownership interest in any Securities of the issuer.

     PIMCO Advisors L.P.

     You may not engage in any Investment Transaction in interests in PIMCO Advisors L.P. ("PALP"), except in compliance with the Special Trading Procedures applicable to such transactions.2

                                  PRECLEARANCE

     All  Investment  Transactions  in  Securities  and Futures  Contracts  in a
Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, must be precleared by a Compliance Officer unless an Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

     Preclearance Procedure

     Preclearance shall be requested by completing and submitting a copy of the preclearance request form attached hereto as Appendix IX to a Compliance Officer. No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of

--------------------
2    As indicated in note 1, above,  those  procedures will expire and no longer be effective after AZOA completes its acquisition of a majority interest in PALP.

the transaction by a Compliance Officer. The authorization and the date of authorization will be reflected on the preclearance request form. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of: (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate.

     The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the Investment Transaction for which preclearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

     Before deciding whether to authorize an Investment Transaction in a particular Security or Futures Contract, the Compliance Officer shall determine and consider, based upon the information reported or known to that Compliance Officer, whether within the most recent 15 days: (a) the Security, the Futures Contract or any Related Security is or has been held by an Advisory Client, or
(b) is being or has been considered for purchase by an Advisory Client. The Compliance Officer shall also determine whether there is a pending BUY or SELL order in the same Security or Futures Contract, or in a Related Security, on behalf of an Advisory Client. If such an order exists, authorization of the personal Investment Transaction shall not be given until the Advisory Client's order is executed or withdrawn. This prohibition may be waived by a Compliance Officer if he or she is convinced that: (a) your personal Investment Transaction is necessary, (b) your personal Investment Transaction will not adversely affect the pending order of the Advisory Client, and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal Investment Transaction.

     Exemptions From Preclearance

     Preclearance shall NOT be required for the following Investment Transactions, Securities and Futures Contracts. They are exempt only from the Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

          Investment Transactions Exempt From Preclearance
          ------------------------------------------------

     Preclearance  shall NOT be  required  for any of the  following  Investment
Transactions:

     1. Any transaction in a Security or Futures Contract in an account that is managed or held by a broker, dealer, bank, futures commission merchant, investment adviser, commodity trading advisor or trustee and over which you do not exercise investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect influence or control. There is a presumption that you can influence or control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

     2.   Purchases of Securities under dividend reinvestment plans.

     3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities in which you have a Beneficial Ownership interest.

     4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which you have a Beneficial Ownership interest.

          Securities Exempt From Preclearance
          Regardless Of Transaction Size
          ------------------------------

     Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities, regardless of the size of that transaction:

     1.   All "Exempt  Securities"  defined in Appendix I, i.e. U.S.  Government
          Securities,   shares  in  open-end  mutual  funds,  and  high  quality
          short-term debt instruments.

     2. All closed-end mutual funds (other than PIMCO Commercial Mortgage Securities Trust, Inc.), and rights distributed to shareholders in closed-end mutual funds.

     3.   All options on any index of equity Securities.

     4. All Fixed Income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

     5. All options on foreign currencies or baskets of foreign currencies (whether or not traded on an exchange or board of trade).

     6. EXCEPT FOR DESIGNATED EQUITY SECURITIES (as defined in Appendix I and discussed below), all equity Securities or options, warrants or other rights to equity Securities.

          Securities Exempt from Preclearance
          Depending On Transaction Size
          -----------------------------

     Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities if they do not exceed the specified transaction size thresholds (which thresholds may be increased or decreased by PIMCO upon written notification to employees in the future depending on the depth and liquidity of Fixed Income Securities or Tax-Exempt Municipal Bonds market):

     1. Purchases or sales of up to $1,000,000 (in market value or face amount whichever is greater) per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

     2. Purchases or sales of the following dollar values (measured in market value or face amount, whichever is greater) of corporate debt Securities, mortgage-backed and other asset-backed Securities, Tax-Exempt Municipal Bonds, taxable state, local and municipal Fixed Income Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments (hereinafter collectively referred to as "Relevant Debt Securities"):

          a. Purchases or sales of up to $100,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was less than $50 million;

          b. Purchases or sales of up to $500,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $50 million but less than $100 million; or

          c. Purchases or sales of up to $1,000,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $100 million.

     Preclearance of Designated Equity Securities
     --------------------------------------------

     If a Compliance Officer receives notification from a Portfolio Employee that an equity Security or an option, warrant or other right to an equity Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients, the Compliance Officer will send you an e-mail message or similar transmission notifying you that this equity Security or option, warrant or other right to an equity Security is now a "Designated Equity Security." A current list of Designated Equity Securities (if any) will also be available on the PIMCO intranet site. You must preclear any Investment Transaction in a Designated Equity Security or a Related Security during the period when that designation is in effect.

          Futures Contracts Exempt From Preclearance
          Regardless Of Transaction Size
          ------------------------------

     Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts, regardless of the size of that transaction (as indicated in Appendix I, for these purposes a "Futures Contract" includes a futures option):

     1.   Currency Futures Contracts.

     2.   U.S. Treasury Futures Contracts.

     3.   Eurodollar Futures Contracts.

     4.   Futures Contracts an any index of equity Securities.

     5. Futures Contracts on physical commodities or indices thereof (e.g. contracts for future delivery of grain, livestock, fiber or metals whether for physical delivery or cash).

     6.   Privately-Traded Contracts.

          Futures Contracts Exempt From Preclearance
          Depending On Transaction Size
          -----------------------------

     Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts if the total number of contracts purchased or sold during a calendar month does not exceed the specified limitations:

     1. Purchases or sales of up to 50 PUBLICLY-TRADED FUTURES CONTRACTS to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

     2. Purchases or sales of up to 10 OF EACH OTHER INDIVIDUAL PUBLICLY-TRADED FUTURES CONTRACT if the open market interest for such Futures Contract as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is at least 1,000 contracts. Examples of Futures Contracts for which this exemption would be available include a Futures Contract on a foreign government debt Security issued by a non-qualified foreign government as well as a 30-day federal funds Futures Contract.

For purposes of these limitations, a Futures Contract is defined by its expiration month. For example, you need not obtain preclearance to purchase 50 December Futures Contracts on German Government Bonds and 50 March Futures Contracts on German Government Bonds. Similarly, you may roll over 10 September Fed Funds Futures Contracts by selling those 10 contracts and purchasing 10 October Fed Funds Futures Contracts since the contracts being sold and those being purchased have different expiration months. On the other hand, you could not purchase 10 January Fed Funds Future Contracts if the open interest for those contracts was less than 1,000 contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

          Additional Exemptions From Preclearance
          ---------------------------------------

     The Compliance Committee may exempt other classes of Investment Transactions, Securities or Futures Contracts from the Code's preclearance requirement upon a determination that they do not involve a realistic possibility of violating the general principles described at the beginning of the Code.

          Preclearance Required
          ---------------------

     Given the exemptions described above, preclearance shall be required for Investment Transactions in:

     1.   Designated Equity Securities.

     2. Relevant Debt Securities (as defined under the section "Securities Exempt from Preclearance Depending on Transaction Size, paragraph 2") in excess of the per calendar month per issuer thresholds specified for purchases or sales of those Securities.

     3. More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

     4. Related Securities that are exchangeable for or convertible into one of the Securities requiring preclearance under (1), (2), or (3) above.

     5. More than 50 Publicly-Traded Futures Contracts per calendar month to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

     6. More than 10 of any other individual Publicly-Traded Futures Contract or any Publicly-Traded Futures Contract for which the open market interest as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is less than 1,000 contracts, unless the Futures Contract is exempt from preclearance regardless of transaction size.

     7. Any other Security or Publicly-Traded Futures Contract that is not within the "exempt" categories listed above.

     8.   PIMCO Commercial Mortgage Securities Trust, Inc.

                           SHORT-TERM TRADING PROFITS

     You may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of FIXED INCOME SECURITIES, TAX-EXEMPT MUNICIPAL BONDS OR RELATED SECURITIES. Portfolio Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of DESIGNATED EQUITY SECURITIES. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

     This ban does NOT apply to Investment Transactions in U.S. Government Securities, most equity Securities, mutual fund shares, index options or Futures Contracts. This ban also does not apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described on pages 9-10, above.

     You are considered to profit from a short-term trade if Securities in which you have a Beneficial Ownership interest are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                                BLACKOUT PERIODS

     You MAY NOT purchase or sell a Security, a Related Security or a Futures Contract at a time when you intend or know of another's intention to purchase or sell that Security or Futures Contract on behalf of any Advisory Client.

     As noted previously in the description of the Preclearance Process, a Compliance Officer may not preclear an Investment Transaction in a Security or a Futures Contract at a time when there is a pending BUY OR SELL order in the same Security or Futures Contract, or a Related Security, until that order is executed or withdrawn.

     These prohibitions do not apply to Investment Transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

                         GIFTS AND SERVICE AS A DIRECTOR

                                      GIFTS

     You MAY NOT accept any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with PIMCO directly or on behalf of an Advisory Client (a "Giver"). You MAY, however, accept gifts from a single Giver so long as their aggregate annual value does not exceed $500, and you MAY attend business meals, sporting events and other entertainment events at the expense of a Giver (without regard to their aggregate annual value), so long as the expense is reasonable and both you and the Giver are present.

                              SERVICE AS A DIRECTOR

     If you are an Advisory Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, other than of a Fund for which PIMCO is an advisor or subadvisor, unless you have received the prior written approval of the Chief Executive Officer and the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                                 CERTIFICATIONS

     Upon Receipt Of This Code

     Upon commencement of your employment or the effective date of this Code, whichever occurs later, you shall be required to acknowledge receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix IV. By that acknowledgment, you will also agree:

     1. To read the Code, to make a reasonable effort to understand its provisions, and to ask questions about those provisions you find confusing or difficult to understand.

     2.   To  comply  with the  Code,  including  its  general  principles,  its
          reporting  requirements,   its  preclearance  requirements,   and  its
          provisions regarding gifts and service as a director.

     3. To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal trading activity, and your responsibility to assure that their personal trading activity complies with the Code.

     4. To cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine your compliance with the provisions of the Code.

In addition, your acknowledgment will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

     Annual Certificate Of Compliance

     You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix V, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize you are subject to its provisions, that you complied with the requirements of the Code during the year just ended and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                              POST-TRADE MONITORING

     The Compliance Officers will review the duplicate broker reports and other information supplied to them concerning your personal Investment Transactions so that they can detect and prevent potential violations of the Code. The Compliance Officers will perform such investigation and make such inquiries as they consider necessary to perform this function. You agree to cooperate with any such investigation and to respond to any such inquiry. You should expect that, as a matter of course, the Compliance Officers will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client.

                                REMEDIAL ACTIONS

     If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal. As part of any sanction, you may be required to reverse an Investment Transaction and to forfeit any profit or to absorb any loss from the transaction.

     The Compliance Committee shall have the ultimate authority to determine whether you have violated the Code and, if so, the remedial actions it considers appropriate. In making its determination, the Compliance Committee shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                        REPORTS TO DIRECTORS AND TRUSTEES

     Reports Of Significant Remedial Actions

     The General Counsel of PIMCO Advisors L.P. and the directors or trustees of any affected Fund that is an Advisory Client will be informed on a timely basis of each SIGNIFICANT REMEDIAL ACTION taken in response to a violation of this Code. For this purpose, a significant remedial action will include any action that has a significant financial effect on the violator.

     Reports of Material Changes To The Code

     PIMCO will promptly advise the directors or trustees of any Fund that is an Advisory Client if PIMCO makes any material change to this Code.

     Annual Reports

     PIMCO's management will furnish a written report annually to the General Counsel of PIMCO Advisors L.P. and to the directors or trustees of each Fund that is an Advisory Client. Each report, at a minimum, will:

     1. Describe any significant issues arising under the Code, or under procedures implemented by PIMCO to prevent violations of the Code, since management's last report, including, but not limited to, information about material violations of the Code or those procedures and sanctions imposed in response to material violations; and

     2. Certify that PIMCO has adopted procedures reasonably necessary to prevent Advisory Employees from violating the Code.

                                  RECORDKEEPING

     Beginning on the effective date of this Code, PIMCO will maintain, at its principal place of business, the following records, which shall be available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     1. PIMCO's Chief Compliance Officer shall maintain, in any easily accessible place:

          (a) a copy of PIMCO's current Code and of each predecessor of that Code that was in effect at any time within the previous five (5) years;

          (b) a record of any violation of the Code, and of any action taken as a result of the violation, for at least five (5) years after the end of the fiscal year in which the violation occurred;

          (c) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least two (2) years after the end of the fiscal year in which that report was made or that information was provided;

          (d) a record of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to this Code or who are or were responsible for reviewing such reports; and

          (e) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least two (2) years after the end of the fiscal year in which that report was made.

     2.   PIMCO shall also maintain the following additional records:

          (a) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least five (5) years after the end of the fiscal year in which that report was made or that information was provided;

          (b) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least five (5) years after the end of the fiscal year in which that report was made; and

          (c) a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Portfolio Employee of a Beneficial Ownership interest in any Security in an Initial Public Offering or in a Private Placement for at least five (5) years after the end of the fiscal year in which such approval was granted.

                                   APPENDIX I

                        DEFINITIONS OF CAPITALIZED TERMS

     The following definitions apply to the capitalized terms used in the Code:

ADVISORY EMPLOYEE

     The term "Advisory Employee" means: (1) a director, officer, general partner or employee of PIMCO who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (2) or a natural person in a control relationship to PIMCO, or an employee of any company in a control relationship to PIMCO, who: (a) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund that is an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (b) obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security by the Fund.

BENEFICIAL OWNERSHIP

     As a GENERAL MATTER, you are considered to have a "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from an Investment Transaction in that Security or Futures Contract. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by a Compliance Officer based on a showing that your interest in a Security or Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have a Beneficial Ownership interest in a Security or Futures Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner, (3) a LIMITED LIABILITY COMPANY in which you are a manager-member, or (4) a TRUST in which you or a member of your Immediate Family has a vested interest.

     As a TECHNICAL MATTER, the term "Beneficial Ownership" for purposes of this Code shall be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) (17 C.F.R. ss.240.16a-1(a)(2)) in determining whether a person has a beneficial ownership interest in a Security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

DESIGNATED EQUITY SECURITY

     The term "Designated Equity Security" shall mean any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification from a Portfolio Employee that said Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients.

EXEMPT SECURITY

     The term "Exempt  Security" shall mean any Security not included within the
definition  of  Covered   Security  in  SEC  Rule  17j-l(a)(4)  (17  C.F.R.  ss.
17j-1(a)(4)), including:

     1.   Direct obligations of the Government of the United States;

     2.   Shares issued by open-end Funds; and

     3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

FIXED INCOME SECURITY

     For purposes of this Code, the term "Fixed Income Security" shall mean a fixed income Security issued by an agency or instrumentality of, or unconditionally guaranteed by, the Government of the United States, a corporate debt Security, a mortgage-backed or other asset-backed Security, a taxable fixed income Security issued by a state or local government or a political subdivision thereof, a structured note or loan participation, a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code, the term "Fixed Income Security" shall not be interpreted to include a U.S. Government Security or any other Exempt Security (as defined above) nor shall it be interpreted to include a Tax-Exempt Municipal Bond (as defined below).

FUND

     The term "Fund" means an investment company registered under the Investment Company Act.

FUTURES CONTRACT

     The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, i.e. a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

IMMEDIATE FAMILY

     The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD OR DEPEND ON YOU FOR BASIC LIVING SUPPORT: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

INITIAL PUBLIC OFFERING

     The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. ss. 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss. 78m or ss. 78o(d)).

INVESTMENT TRANSACTION

     For purposes of this Code, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

PERSONAL ACCOUNT

     The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PORTFOLIO EMPLOYEE

     The term "Portfolio Employee" means: (1) a portfolio manager or any employee of PIMCO (or of any company in a control relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, or (2) any natural person who controls PIMCO and who obtains information concerning recommendations made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund. For these purposes, "control" has the same meaning as in Section 2(a)(9) of the Investment Company Act (15 U.S.C. ss. 80a-2(a)(9)).

PRIVATE PLACEMENT

     The term "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) (15 U.S.C. ss. 77d(2) or ss. 77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R. ss.ss. 230.504, 230.505, or 230.506) under the Securities
Act of 1933.

QUALIFIED FOREIGN GOVERNMENT

     The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available from the Chief Compliance Officer, and will be effective for the following calendar quarter.

RELATED ACCOUNT

     The term  "Related  Account"  means  any  account,  other  than a  Personal
Account, that holds a Security or Futures Contract in which you have a Beneficial Ownership interest.

RELATED SECURITY

     The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

SECURITY

     As a GENERAL MATTER, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" includes an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. The term "Security" shall not include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

     As a TECHNICAL MATTER, the term "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 (15 U.S.C. ss. 80a-2(a)(36)), which defines a Security to mean:

     Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing, except that the term "Security" shall not include any Security that is an Exempt Security (as defined above), a Futures Contract or a physical commodity (such as foreign exchange or precious metal).

TAX-EXEMPT MUNICIPAL BOND

     The term "Tax-Exempt Municipal Bond" shall mean any Fixed Income Security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                                   APPENDIX II

                      INSIDER TRADING POLICY AND PROCEDURES
                               PIMCO ADVISORS L.P.

                           Effective as of May 1, 1996

SECTION I.  POLICY STATEMENT ON INSIDER TRADING.

A.   POLICY STATEMENT ON INSIDER TRADING.

     PIMCO  ADVISORS  L.P.  ("PALP"),  ITS  AFFILIATED  SUBPARTNERSHIPS,   PIMCO
PARTNERS, G.P. ("PIMCO GP") AND PIMCO FUNDS DISTRIBUTORS LLC ("PFD") (collectively the "Company" or "PIMCO Advisors") FORBID ANY OF THEIR OFFICERS, DIRECTORS OR EMPLOYEES FROM TRADING, EITHER PERSONALLY OR ON BEHALF OF OTHERS (such as, mutual funds and private accounts managed by PALP or its affiliated Subpartnerships), ON THE BASIS OF MATERIAL, NON-PUBLIC INFORMATION OR COMMUNICATING MATERIAL, NON-PUBLIC INFORMATION TO OTHERS IN VIOLATION OF THE LAW. THIS CONDUCT IS FREQUENTLY REFERRED TO AS "INSIDER TRADING."

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities or to communications of material, non-public information to others in breach of a fiduciary duty.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1) trading by an insider, while in possession of material, non-public information; or

     (2) trading by a non-insider, while in possession of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     (3) communicating material, non-public information to others in breach of a fiduciary duty.

     This communication applies to every such officer, director and employee and extends to activities within and outside their duties at PIMCO Advisors. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer of PALP or the applicable subpartnership.

     The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1.   TO WHOM DOES THIS POLICY APPLY?
     -------------------------------

     This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

     o    the Covered Person's spouse;
     o    the Covered Person's minor children;
     o    any other relative living in the Covered Person's household;
     o a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
     o    a trust as to which the Covered Person is a trustee;
     o    a revocable trust as to which the Covered Person is a settlor;
     o a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
     o a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

2.   WHAT IS MATERIAL INFORMATION?
     -----------------------------

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

     Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

     dividend or earnings expectations;
     write-downs or write-offs of assets;
     additions to reserves for bad debts or contingent liabilities;
     expansion or curtailment of company or major division operations;
     proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
     new products or services;
     exploratory, discovery or research developments;
     criminal indictments, civil litigation or government investigations; disputes with major suppliers or customers or significant changes in the relationships with such parties;

     labor disputes including strikes or lockouts;
     substantial changes in accounting methods;
     major litigation developments;
     major personnel changes;
     debt service or liquidity problems;
     bankruptcy or insolvency;
     extraordinary management developments;
     public offerings or private sales of debt or equity securities; calls, redemptions or purchases of a company's own stock;
     issuer tender offers; or
     recapitalizations.

     Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

     Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

3.   WHAT IS NON-PUBLIC INFORMATION?
     -------------------------------

     In order for issues concerning insider trading to arise, information must not only be "material," it must be "NON-PUBLIC." "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

     At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

     To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (THE WALL STREET JOURNAL or THE NEW YORK TIMES), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

     Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

     INFORMATION PROVIDED IN CONFIDENCE. Occasionally, one or more directors, officers, or employees of companies in PIMCO Advisors may become temporary "insiders" because of a fiduciary or commercial relationship. For example, personnel at PALP or a subpartnership may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by PALP or a subpartnership, entrusts material, non-public information to the Company portfolio managers or analysts with the expectation that the information will remain confidential.

     As an "insider," the Company has a fiduciary responsibility not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This fiduciary duty arises because the Company has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not the Company ultimately participates in the transaction.

     INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at PIMCO Advisors must be especially wary of "material, non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a QUID PRO QUO from the recipient or the recipient's employer by a gift of the "inside" information.

     A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4.   IDENTIFYING MATERIAL INFORMATION?
     ---------------------------------

     Before trading for yourself or others, including investment companies or private accounts managed by PALP or its affiliated Subpartnerships, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

     i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

     ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation.

     Given the potentially severe regulatory, civil and criminal sanctions to which you and PIMCO Advisors and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material, non-public" information should immediately take the following steps:

     i. Report the matter immediately to a Compliance Officer or the Chief Executive Officer of PALP;

     ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by PALP or the applicable affiliated subpartnership; and

     iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Executive Officer of PALP.

     After a Compliance Officer or the Chief Executive Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.   PENALTIES FOR INSIDER TRADING.
     ------------------------------

     Penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     civil injunctions
     treble damages
     disgorgement of profits
     jail sentences
     fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

     In addition, any violation of this policy statement can be expected to result in serious sanctions by PIMCO Advisors, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT PIMCO ADVISORS' POLICY.

A.   PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING.

     The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS
-----------------------------------------------

1. No employee, officer or director of the Company who possesses material, non-public information relating to the Company or any of its affiliates or subsidiaries, may buy or sell any securities of the Company or engage in any other action to take advantage of, or pass on to others, such material, non-public information.

2. No employee, officer or director of the Company who obtains material, non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material, non-public information.

3. No employee, officer or director of the Company shall engage in a securities transaction with respect to the securities of PIMCO Advisors, except in accordance with the specific procedures published from time to time by the company.

4. Each employee, officer or director of the Company shall submit reports of every securities transaction involving securities of PIMCO Advisors to a Compliance Officer in accordance with the terms of the Company's Code of Ethics as they relate to any other securities transaction.

5. No Employee (as such term is defined in the applicable Code of Ethics) shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in the Company's Code of Ethics.

6. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

7. Because even inadvertent disclosure of material, non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material, non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B.   CHINESE WALL PROCEDURES.

     The Insider Trading and Securities Fraud Enforcement Act requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information.1 Accordingly, you should not discuss material, non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material, non-public information should be sealed; access to computer files containing material, non-public information should be restricted.

C.   RESOLVING ISSUES CONCERNING INSIDER TRADING.

     The federal securities laws, including the laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact a Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should NOT trade in the securities or disclose this information to anyone.

--------------------
1 The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                  APPENDIX III

                               PIMCO ADVISORS L.P.

                   POLICY REGARDING SPECIAL TRADING PROCEDURES
                      FOR SECURITIES OF PIMCO ADVISORS L.P.

                           Effective as of May 1, 1996

INTRODUCTION
------------

     PIMCO  Advisors  L.P.  (as defined  below) has  adopted an Insider  Trading
Policy and Procedures applicable to all personnel which prohibits insider trading in any securities, and prohibits all employees from improperly using or disclosing material, non-public information, a copy of which has been supplied to you.

     For the purposes of this memorandum, the term the "Company" shall include PIMCO Advisors L.P. ("PALP"), PIMCO Partners, G.P. ("PIMCO GP"), PIMCO Funds Distributors LLC ("PFD") and any entity in relation to which PALP acts as a general partner or owns 50% or more of one the issued and outstanding stock.

PERSONS TO WHOM THIS SPECIAL TRADING POLICY APPLIES
---------------------------------------------------

     This Policy applies to all employees of the Company and, in the case of PALP, the inside members of the Operating Board and the Equity Board ("Covered Persons"), as well as to any transactions in securities participated in by family members, trusts or corporations controlled by a Covered Person. In particular, this Policy applies to securities transactions by:

a.   the Covered Person's spouse;
b.   the Covered Person's minor children;
c.   any other relatives living in the Covered Person's household;
d. a trust in which the Covered Person has a beneficial interest, unless such Covered Person has no direct or indirect control over the trust;
e.   a trust as to which the Covered Person is a trustee;
f.   a revocable trust as to which the Covered Person is a settlor;
g. a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
h. a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

     The family members, trust and corporations listed above are hereinafter referred to as "Related persons."

SECURITIES TO WHICH THIS SPECIAL TRADING POLICY APPLIES
-------------------------------------------------------

     Unless stated otherwise, the following Special Trading Procedures apply to all transactions by Covered Persons and their Related Persons involving any class or series of units of limited partner interest of PALP or other securities of PALP, including options and other derivative securities (such as a put, call or index security) in relation to such securities (the "PALP Securities").

SPECIAL TRADING PROCEDURES RELATING TO SECURITIES OF PIMCO ADVISORS L.P.
------------------------------------------------------------------------

1.   TRADING WINDOWS

     There are times when the Company may be engaged in a material non-public development or transaction. Even if you are not aware of this development or transaction, if you trade PALP's Securities before such development or transaction is disclosed to the public, you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute. In addition, such a trade by you could result in adverse publicity to you or the company.

     Therefore,  the following rule shall apply:  each Covered Person and all of
     ---------------------------------------------------------------------------
such person's  Related Persons may only purchase or sell PALP Securities  during
--------------------------------------------------------------------------------
four "trading windows" that occur each year. The four trading windows consist of
--------------------------------------------------------------------------------
the  months of  February,  May,  August  and  November.  TRADING ON THE BASIS OF
--------------------------------------------------------------------------------
MATERIAL NON-PUBLIC INFORMATION OR COMMUNICATING MATERIAL NON-PUBLIC INFORMATION
--------------------------------------------------------------------------------
TO OTHERS AT ANY TIME,  INCLUDING IN A TRADING WINDOW, IS A VIOLATION OF THE LAW
--------------------------------------------------------------------------------
AND A VIOLATION OF THIS POLICY.
-------------------------------

     In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to allow a trade to occur outside of a trading window.

     Employees of PALP should be aware that there are potential tax consequences for such employees resulting from the ownership of PALP Securities. Each such employee contemplating purchasing PALP Securities should discuss the matter with such employee's tax advisor.

     The exercise of options to purchase PALP Securities for cash are not Covered to the procedures outlined above, but the securities so acquired may not be sold except during a trading window and after all other requirements of this policy have been satisfied.

2.   POST-TRADE REPORTING

     All Covered Persons shall submit to a Compliance Officer a report of every securities transaction in PALP Securities in which they and any of their Related Persons have participated as soon as practicable following the transaction and in any event not later than the fifth day after the end of the month in which the transaction occurred. The report shall include: (1) the date of the transaction and the title and number of shares or principal amount of each security involved; (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (3) the price at which the transaction was effected; and (4) the name of the broker/dealer with or through whom the transaction was effected. In addition, on an annual basis, each Covered Person must confirm the amount of PALP Securities which such person and his her Related Persons beneficially own.

     Each Covered Person (and not the Company) is personally responsible for insuring that his or her transactions comply fully with any and all applicable securities laws, including, but not limited to, the restrictions imposed under
Section 16(b) of the Securities and Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.

3.   RESOLVING ISSUES CONCERNING INSIDER TRADING

     If you have any doubts or questions as to whether information is material or non-public, or as to the applicability or interpretation of any of the foregoing procedures, or as to the propriety of any action, you should contact a Compliance Officer before trading or communicating the information to anyone. Until these doubts or questions are satisfactorily resolved, you should presume that the information is material and non-public and you should NOT trade in the securities or communicate this information to anyone.

4.   MODIFICATIONS AND WAIVERS

     The Company reserves the right to amend or modify this policy statement at any time. Waiver of any provision of this policy statement in a specific instance may be authorized in writing by a Compliance Officer and either the Chief Executive Officer of PALP or any member of the Operating Committee of PALP, and any such waiver shall be reported to the Equity and Operating Boards of PALP at the next regularly scheduled meeting of each.

                                   APPENDIX IV

                            ACKNOWLEDGMENT OF RECEIPT

                                     OF THE
                                 CODE OF ETHICS
                                     AND THE
                    INSIDER TRADING POLICY AND PROCEDURES OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

     I hereby certify that I have received the attached Code of Ethics and Insider Trading Policy and Procedures. I hereby agree to read the Code, to make a reasonable effort to understand its provisions and to ask questions about those provisions I find confusing or difficult to understand. I also agree to comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director. I also agree to advise members of my Immediate Family about the existence of the Code of Ethics, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code of Ethics. Finally, I agree to cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine my compliance with the provisions of the Code. I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.


Date: ____________________________      ________________________________________
                                        Signature

                                        ________________________________________
                                        Print Name

                                   APPENDIX V

                       ANNUAL CERTIFICATION OF COMPLIANCE

                                    WITH THE
                                CODE OF ETHICS OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

     I hereby certify that I have complied with the requirements of the Code of Ethics and Insider Trading Policy and Procedures that have applied to me during the year ended December 31, 200_. In addition, I hereby certify that I have read the Code and understand its provisions. I also certify that I recognize that I am subject to the provisions of the Code and that I have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code. I recognize that any failure to comply in all aspects with the Code and that any false statement in this certification may result in disciplinary action, including dismissal.


Date: ____________________________      ________________________________________
                                        Signature

                                        ________________________________________
                                        Print Name

                                   APPENDIX VI

                           INITIAL REPORT OF ACCOUNTS

                                 PURSUANT TO THE
                                CODE OF ETHICS OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

     In accordance with the Code of Ethics, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective dates of those statements.3

     In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)  Name of employee:                            ______________________________

(2)  If different than #1, name of the person
     in whose name the account is held:           ______________________________

(3)  Relationship of (2) to (1):                  ______________________________

(4)  Firm(s) at which Account is maintained:      ______________________________

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________

(5)  Account Number(s):                           ______________________________

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________

(6)  Phone number(s) of Broker or Representative: ______________________________

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________


--------------------
3    The Code of Ethics  uses  various  capitalized  terms  that are  defined in
Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

(7)  Account holdings:

     Name of Security      Quantity         Principal Amount  Custodian
1.   ___________________   ______________   _______________   __________________

2.   ___________________   ______________   _______________   __________________

3.   ___________________   ______________   _______________   __________________

4.   ___________________   ______________   _______________   __________________

5.   ___________________   ______________   _______________   __________________

(Attach additional sheets if necessary)

     I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form. This includes Securities or Futures Contracts held at home, in safe deposit boxes, or by an issuer.

          Person Who          Description
      Owns the Security     of the Security
     Or Futures Contract  Or Futures Contract       Quantity        Principal Amount       Custodian
     -------------------  -------------------       --------        ----------------       ---------
1.   ___________________   _________________   _________________   _________________   _________________

2.   ___________________   _________________   _________________   _________________   _________________

3.   ___________________   _________________   _________________   _________________   _________________

4.   ___________________   _________________   _________________   _________________   _________________

5    ___________________   _________________   _________________   _________________   _________________

(Attach additional sheets if necessary.)

     I hereby certify that this form and the attachments (if any) identify all of the Personal Accounts, Related Accounts, Securities and Futures Contracts in which I have a Beneficial Ownership interest as of this date.


                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Print Name

Date: ____________________________

Attachments

                                  APPENDIX VII

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                          PIMCO FUNDS DISTRIBUTORS LLC

                   QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                      FOR THE QUARTER ENDED MARCH 31, 2000

================================================================================

Please mark one of the following:

     |_|  No reportable Investment Transactions have occurred.
     |_| Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.4 I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.

Transaction   Title, Interest Rate and Maturity   Number of Shares or Contracts  Nature of Transaction  Transaction  Broker, Dealer,
   Date     Date of Security or Futures Contract       And Principal Amount       (i.e., Buy or Sell)      Price       Bank or FCM

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each quarter for PIMCO Funds Distributors LLC.

                                        SIGNED:     ____________________________

                                        PRINT NAME: ____________________________

                                        DATE:       ____________________________

-------------------
1    The Code of Ethics  uses  various  capitalized  terms  that are  defined in
Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (e.g., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

8.   SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

          PIMCO
          ATTN:  Compliance Officer
          840 Newport Center Drive
          Suite 300
          Newport Beach, CA  92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                  APPENDIX VIII

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                          PIMCO FUNDS DISTRIBUTORS LLC

                           ANNUAL HOLDINGS REPORT AND
                FOURTH QUARTER REPORT OF INVESTMENT TRANSACTIONS

================================================================================

                FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2000

================================================================================

     I hereby certify that, except as indicated below, all Securities or Futures Contracts in which I had a Beneficial Ownership interest at the end of the 2000 calendar year were held in Personal Accounts or Related Accounts identified on the attached list, for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year.5 I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports, including a statement of holdings in that account as of the end of the calendar year.

The following information describes other Securities or Futures Contracts in which I had a Beneficial Ownership interest as of the end of the 2000 calendar year:

 Title, Interest Rate and Maturity         Number of Shares or Contracts        Broker, Dealer,
Date of Security or Futures Contract            And Principal Amount              Bank or FCM

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

--------------------
1    The Code of Ethics  uses  various  capitalized  terms  that are  defined in
Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

     Except as indicated below, all reportable Investment Transactions during the quarter ended December 31, 2000, were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.

Transaction   Title, Interest Rate and Maturity   Number of Shares or Contracts  Nature of Transaction  Transaction  Broker, Dealer,
   Date     Date of Security or Futures Contract       And Principal Amount       (i.e., Buy or Sell)      Price       Bank or FCM

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each year for PIMCO Funds Distributors LLC.

                                        SIGNED:     ____________________________

                                        PRINT NAME: ____________________________

                                        DATE:       ____________________________

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (e.g., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

8.   SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

          PIMCO
          ATTN:  Compliance Officer
          840 Newport Center Drive
          Suite 300
          Newport Beach, CA  92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                   Appendix IX

                            PRECLEARANCE REQUEST FORM

     This form must be submitted to a Compliance Officer before executing any Investment Transaction for which preclearance is required under the PIMCO Code of Ethics. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement.6

     No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

--------------------
6    Preclearance  is required for any  Investment  Transaction  in  Securities,
Related Securities or Futures Contracts in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.

(1)  Your Name:                                   ______________________________

(2)  If the Investment Transaction will be
     in someone else's name or in the name
     of a trust, the name of that person or
     trust:                                       ______________________________

     The relationship of that person or
     trust to you:                                ______________________________

(3)  Name of the firm (e.g., broker, dealer,
     bank, futures commission merchant)
     through which the Investment Transaction
     will be executed:                            ______________________________

     The relevant account number at that firm:    ______________________________
(4)  Issuer of the Security or identity of the
     Futures Contract for which preclearance
     is requested:                                ______________________________

     The relevant CUSIP number or call symbol:    ______________________________

(5)  The maximum number of shares, units or
     contracts for which preclearance is
     requested, or the market value or face
     amount of the Fixed Income Securities for
     which preclearance is requested:             ______________________________

(6)  The type of Investment Transaction for
     which preclearance is requested (check
     all that apply):                 ___ Purchase  ___ Sale  ____ Market Order
                                      ___ Limit Order (Price Of Limit Order:___)

     PLEASE  ANSWER THE  FOLLOWING  QUESTIONS TO THE BEST OF YOUR  KNOWLEDGE AND
     BELIEF:

(a)  Do you possess material nonpublic information regarding the Security or Futures Contract identified above or
     regarding the issuer of that Security?                       ___ Yes ___ No

(b)  Is the Security or Futures Contract identified above held by any PIMCO Advisory Client or is it a Related Security (as
     defined in the PIMCO Code)?                                  ___ Yes ___ No

(c)  Is there a pending buy or sell order on behalf of a PIMCO
     Advisory Client for the Security or Futures Contract
     identified above or for a Security for which the Security
     identified above is a Related Security?                      ___ Yes ___ No

(d)  Do you intend or do you know of another's intention to
     purchase or sell the Security or Futures Contract
     identified above, or a Security for which the Security
     identified above is a Related Security, on behalf of a
     PIMCO Advisory Client?                                       ___ Yes ___ No

(e)  Has the Security or Futures Contract identified above or a Related Security been considered for purchase by a PIMCO
     Advisory Client within the most recent 15 days?  (Note:
     rejection of any opportunity to purchase the Security or
     Futures Contract for an Advisory Client would require an
     affirmative response to this question.)                      ___ Yes ___ No

(f)  If you are a Portfolio Employee, is the Security being
     acquired in an Initial Public Offering?(7)                   ___ Yes ___ No

(g)  If you are a Portfolio Employee, are you acquiring or
     did you acquire Beneficial Ownership of the Security
     in a Private Placement?(8)                                   ___ Yes ___ No

(h)  If you are seeking preclearance of a purchase or sale
     of Securities, have you purchased or sold the same or
     similar Securities, or have you acquired or disposed
     of a Beneficial Ownership interest in the same or similar
     Securities, within the past 60 calendar days?(9)             ___ Yes ___ No

BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE
REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.

                                        ________________________________________
                                                    Employee Signature


                                        ________________________________________
                                                    Print or Type name


                                        ________________________________________
                                                    Date Submitted

--------------------
7    Under the PIMCO Code,  Portfolio  Employees  generally are not permitted to acquire Securities in an Initial Public Offering.

8    The PIMCO Code  applies  special  rules to the  acquisition  of  Securities through a Private Placement and to the disposition of Securities acquired through a Private Placement.

9 Under the PIMCO Code, you may not profit from short-term trades in Fixed Income Securities. A Portfolio Employee may not profit from short-term trades in Designated Equities Securities and a Municipal Bond Portfolio Employee may not profit from short-term trades in Tax-Exempt Municipal Bonds. This rule does not apply to transactions in U.S. Government Securities, mutual fund shares, index options or Futures Contracts.

You are authorized to execute the Investment Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate.


________________________________________
         Compliance Officer


________________________________________
       Date of Authorization

                                   APPENDIX X

                               COMPLIANCE OFFICERS

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                                 March 31, 2000


             PIMCO's Compliance Officers, as of March 31, 2000, are:


                                Denise C. Seliga
                           (Chief Compliance Officer)

                               Mohan V. Phansalkar

                               Ernest L. Schmider

                                 Richard M. Weil

                             RAYNER ASSOCIATES, INC.

                                 CODE OF ETHICS
                                 --------------
                            Amended January 23, 2001


I.   INTRODUCTION

     This Code of Ethics (the "Code") has been adopted by Rayner Associates, Inc. primarily for the purpose of providing rules for employees with respect to their personal securities transactions. Rayner Associates (RA) is required to adopt a code of ethics in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (Advisers Act).

     RA is a Registered Investment Adviser under the Advisers Act, and as such, RA and its employees are subject to certain standards of conduct with respect to activities relating to all of RA's advisory clients. In addition, RA is required to make and keep accurate and current records of securities transactions in which its officers and directors and certain employees and other related persons have a beneficial interest. The reports pursuant to this Code will enable RA to fulfill this requirement.

II.  BACKGROUND

     The investment management industry is closely regulated under the provisions of the Advisers Act and the 1940 Act, and by the regulations and interpretations of the Securities and Exchange Commission (the "SEC") under those statutes. Transactions in securities are also governed by the provisions of the Securities Act of 1933 (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act") as well as by state laws. The rules of conduct set forth in this Code are based in large part on rules of law and legal concepts developed under those statutes. These legal concepts do not remain static, and further developments of the law in these areas may be expected.

III. SCOPE OF THE CODE OF ETHICS

     The Code covers two general topic areas. First, it includes some broad prohibitions against fraudulent conduct in connection with managed investment funds or other clients of RA. Because fraudulent conduct can take many forms as noted above, the Code cannot reasonably contain an all-inclusive list of actions or omissions.

     Second, the Code includes specific rules, restrictions and reporting obligations with respect to personal securities transactions. These restrictions have been adopted for the purpose of better avoiding any conflicts of interest, or any appearances of conflicts of interest, between the securities trading which RA undertakes on behalf of its clients and personal securities trading by the employees of RA and other persons subject to this Code. The rules are intended to better assure that trading on behalf of clients is given priority over trading for personal accounts, and that trading for personal accounts does not take place at a time which could adversely affect the trading for clients. These rules are also intended to prevent RA personnel from misusing material, non-public information concerning issuers or securities. This misuse might, for example, take the form of either personal securities trading or "tipping" other persons concerning the material, non-public information.

     As required by the 1940 Act and the Advisers Act, most persons covered by this Code are also required to file with RA reports of their personal securities transactions. These reports will be reviewed by the Compliance Officer at RA to determine whether the information suggests any possible violation of this Code. The staff of the SEC would review these reports when the SEC undertakes compliance examinations of RA. In addition to serving the purpose of compliance with this Code, the reporting requirements serve to create greater consciousness of possible conflicts and, at the same time, provide a means to detect and correct possible problems. The reporting system is an essential part of this Code and must be strictly adhered to, without exception.

IV.  WHO IS SUBJECT TO THIS CODE OF ETHICS?

     All employees of RA are subject to this Code.

     Rule 17j-1 under the 1940 Act requires that a Code of Ethics be established to govern certain activities of directors, officers and certain employees of an investment adviser. These persons are referred to in this Code as "Access Persons". Among other matters, Access Persons must submit to their employers quarterly reports of personal securities trading.

     Separately, the Advisers Act requires under Rule 204-2 that "Advisory Representatives" of an advisor file quarterly reports of personal trading activity. Further, Section 204A of the Advisers Act requires investment Advisers to adopt, maintain and enforce policies reasonably designed, considering the nature of the Adviser's business, to prevent the misuse of material, non-public information or violation of the Advisers Act, the Exchange Act and the Rules thereunder by any person associated with the Adviser. "Access Persons" and "Advisory Representatives" for the purposes of this Code of Ethics are the same.

V.   LEGAL CONCEPTS

     Important legal concepts under which RA conducts its business are described below.

     A. FIDUCIARY DUTY. Investment advisers owe a fiduciary duty to their clients. This means a duty of loyalty, fairness and good faith toward clients, and a corresponding duty on the part of the Adviser not to do anything prejudicial to or in conflict with the interests of clients. This is a higher standard than that applicable to ordinary arm's length business transactions between persons who do not owe a fiduciary duty to the other parties. Fiduciary principles reflect the following: (1) the duty at all times to place the interests of RA's clients first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that investment adviser personnel should not take inappropriate advantage of their positions.

     B. FRAUD, DECEIT AND INSIDE INFORMATION. The Advisers Act requires investment advisers to adopt, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of their business, to prevent misuse of material non-public information in violation of the Adviser's Act, the Exchange Act and regulations thereunder by the Adviser and its associated persons. The policies and procedures in this Code are intended to meet this requirement. RA employees and other participants in securities market activity are also prohibited from trading securities on the basis of, or tipping others about, inside information. Also care must always be taken to avoid market manipulation, which is strictly prohibited by law.

     C. UNDERWRITING. Although not discussed elsewhere in this Code, Access Persons should be extremely careful not to engage in any activities, particularly in connection with new offerings, that could be construed as participating as an underwriter in violation of the Securities Act.

          These general prohibitions are basically the same as those in the federal securities laws, and are intended to reflect the expansive and flexible nature of the restrictions which are applicable to the activities of RA.

VI.  ENFORCEMENT OF THE CODE.

     The enforcement of these rules and procedures is the responsibility of RA's Compliance Officer. As this Code emphasizes, personal trading must always be carried on in good judgment and good faith. It is obvious that all possible situations cannot be covered by this Code and that under special circumstances exceptions may occasionally be appropriate. Any Access Person contemplating a transaction, or anyone who has any other question as to any part of this Code or RA's policy should consult with the Compliance Officer. If the Compliance Officer is absent or unavailable, contact a senior manager at RA for assistance in this regard.

     A. REPORTING. This Code of Ethics includes requirements for an initial certification of securities holdings at the time of hire, quarterly reports of personal securities' transactions, and annual certification of all personal securities holdings. All violations of this Code will be reported to the President and a violation notice will be kept in the employee's personnel file.

     B. CODE VIOLATIONS. A person charged with a violation of this Code will have the opportunity to meet with the Compliance Officer, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances, and set forth reasons why the sanctions for any violations should not be severe. The Counsel to RA shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

     C. SANCTIONS. Upon determining that a material violation of this Code of Ethics has occurred, RA may impose such sanctions as it deems appropriate. All material violations of this Code of Ethics and any sanctions imposed with respect thereto will be reported periodically to the Board of Directors of RA and to the Board of Directors of any investment company with whom we are affiliated.

     D. PENALTIES. Under the various federal securities statutes, penalties that may be imposed for insider trading or other violations include civil liability for damages, temporary suspension or permanent prohibition from engaging in various aspects of the securities or investment advisory businesses and criminal penalties. Among other matters, penalties for insider trading and misuse of material, non-public information include civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times the profit gained or loss avoided whether or not the person actually benefited and fines for the controlling person of the violator, which may include an employer, of up to $1 million or three times the amount of the profit gained or loss avoided.

VII. DEFINITIONS.

     A. "ACCESS PERSON:" All Portfolio Managers and Officers of RA are considered "Access Persons" with respect to this Code of Ethics and in connection with the reporting of personal securities transactions.

     B.   "AFFILIATED PERSON" (1940 Act, Section 2(a)(3)) means:

               1. any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

               2. any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

               3. any person directly or indirectly controlling, controlled by, or under common control with, such other person; and

               4. any officer, director, partner, co-partner or employee of such other person.

     C. "ASSOCIATED PERSON" means any officer or director of RA (or any person occupying a similar status of performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with RA, or any employee thereof. (Advisers Act, Section 202(a)(17))

     D. "BENEFICIAL OWNERSHIP" In general, a person is considered to have "beneficial ownership" of securities when that person (a) has the power to dispose of or to vote such securities, and (b) when that person has a pecuniary (i.e., economic) interest in the securities. Beneficial Ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Exchange Act.

     E. "DIRECT OR INDIRECT BENEFICIAL OWNERSHIP" This Code of Ethics extends to the ownership of and transactions in securities either by the Access Person for his or her own account, or for the account of a member of his or her family, or for any account in which such Access Person or a member of his or her family may have an interest, including IRAs, partnerships, trusts, etc. Consult the compliance officer for clarification as necessary.

     F. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company. (Section 2(a)(9) of the 1940 Act)

     G. "SECURITY" OR "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act. Security does not include futures contracts or options on futures contracts (provided these instruments are not used to indirectly acquire an interest which would be prohibited under this Code) but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of this Code. For purposes hereof, "futures" are futures on securities or securities indexes; "options" on future contracts are options (puts or calls) on futures on securities or securities indexes.

     H. "PURCHASE OR SALE OF A SECURITY" includes, among other acts, the writing or acquisition of an option to purchase or sell a Security.

     I. "INSIDER" means an Associated Person of RA, or any Affiliated Person thereof, or any member of his or her immediate family. Additionally, a person is deemed an "Insider" if he enters into a special confidential relationship in the conduct of the affairs of RA, or any Affiliated Person thereof, and as a result is given access to material, non-public information. Examples of such insiders include accountants, consultants, advisers, attorneys, bank lending officers, and the employees of such organizations.

     J. "INSIDER TRADING" for purposes of this Code of Ethics means the use of material, non-public information to trade in a security (whether or not one is an Insider) or the communication of material, non-public information to others (other than as required by performance of a person's duties). While the meaning of the term is not static, "Insider Trading" generally includes:

               1. trading in a Security by an Insider, while in possession of material, non-public information;

               2. trading in a Security by a person who is not an Insider, while in possession of material, non-public information, where the information either was disclosed to such person in violation of an Insider's duty to keep it confidential or was misappropriated; and

               3.   communicating   material,   non-public  information  to  any
          person, who then trades in a Security while in possession of such information.

     K. "MATERIAL INFORMATION" means information for which there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Examples of material information include information regarding dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals of agreements, major litigation, liquidation problems, and extraordinary management developments. Such examples are only illustrative and not all inclusive.

     L. "MEMBER OF IMMEDIATE FAMILY" means a person's spouse, children under the age of twenty-five years residing with such person, and any trust or estate in which such person or any other member of his immediate family has a substantial beneficial interest, unless neither such person nor any other member of his immediate family is able to control or participate in the investment decisions of such trust or estate.

     M.   "NON-PUBLIC   INFORMATION"   means   information  that  has  not  been
          effectively communicated to the market place.

VIII. GENERAL RESTRICTIONS

     A.   RESTRICTIONS UNDER RULE 17J-L(A) OF THE 1940 ACT

          No Access Person may:

               1. employ any device, scheme or artifice to defraud the clients of RA;

               2. make to the clients of RA any untrue statement of a material fact or omit to state to the clients a material fact necessary in order to make the statements made in light of the circumstances under which they are made, not misleading;

               3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the clients of RA; or

               4. engage in any manipulative practice with respect to the clients of RA.

          Any violation of the above shall be considered a violation of this Code.

     B. MAINTAINING CONFIDENTIALITY. No Access Person may disclose information about actual purchase or sale decisions, contemplated purchases or sales, or other transactions under consideration by RA on behalf of clients, whether or not actually executed. In addition, information about clients is confidential and must not be disclosed. Access
          Persons must use care in keeping information confidential. Any violation of these confidentiality requirements shall be a violation of this Code.

     C. USE OF NON-PUBLIC INFORMATION. The following issues should be kept in mind when considering material, non-public information:

               1. SECURITY. An Insider shall use due care to ensure that material, non-public information remains secure. For example, files containing material, non-public information should be kept confidential, and access to computer files containing material, non-public information must be restricted.

               2. NO TIPPING. An Insider shall not divulge to any person any material, non-public information, except in the performance of his or her duties

               3. NO INSIDER TRADING. No Insider shall engage in Insider Trading, on his or her own behalf or on behalf of others.

               4. NO IMPROPER USE. No Access Person may use any material, non-public information, no matter how acquired, in his or her own transactions or in the transactions for the clients of RA.

               5. CONFIDENTIALITY OF RA ACTIVITY. Information about actual purchase or sale decisions, contemplated purchases or sales, or other transactions under consideration by RA on behalf of clients, whether or not actually authorized, must be kept confidential. An Access Person shall not divulge to any person contemplated or completed securities transactions of the clients of RA, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge. In addition, information about clients is confidential and must not be disclosed. Access Persons must use care in keeping information confidential.

               6. E-MAIL/INTERNET/VOICEMAIL. This policy describes RA's guidelines with regard to access to and disclosure of electronic mail messages sent or received by RA employees with the use of the RA e-mail system, and use of company internet and voice mail facilities.

                    COMPANY'S RIGHT TO ACCESS INFORMATION RA's electronic mail system has been made available to its employees to facilitate business communications. Although each employee has an individual password to access the e-mail system, the system belongs to RA and the content of e-mail communications is accessible at all times by RA for any purpose. The system may be subject to unannounced inspections and, as such, should be treated like other shared filing systems. All passwords to the e-mail system (including without limitation individual passwords) are the property of RA and not of the individual employee, and RA reserves the right to override any individual passwords and/or codes to facilitate access by Rayner to e-mail. Employees may not install any programs or hardware or otherwise attempt to make their e-mail communications inaccessible to RA.

          All e-mail messages are RA records. The contents of all e-mail an employee stores, processes or transmits may be monitored, copied, accessed and disclosed by RA without the employee's permission. Therefore, employees should not assume that any e-mail messages are confidential or private.

                    PERSONAL USE OF E-MAIL E-mail messages are considered business records of Rayner and may be discoverable in litigation, administrative proceedings and other legal proceedings. Employees are authorized to use the e-mail system for official company business, although RA permits incidental and occasional personal use of e-mail. However, RA reserves the right to access and disclose as necessary all messages sent over its e-mail system, without regard to content and without the recipient or sender's permission.

                    PROHIBITED  CONTENT OF E-MAIL  COMMUNICATIONS  Employees may
          not use the RA e-mail system in any way that may be illegal, or may be seen as vulgar, disparaging, harassing, obscene, disruptive or offensive by other persons, including persons other than the intended recipient of the e-mail communication. Employees may not use the e-mail system in a way that may constitute abuse, slander or defamation. Examples of prohibited transmissions include sexually-explicit messages, cartoons or jokes; unwelcome personal propositions; ethnic or racial slurs; or any other messages that can be construed to be harassment or disparagement of others based on their sex, race, sexual orientation, age, national origin, or religious or political beliefs.

          Use of the e-mail system in violation of this policy will result in disciplinary action, up to and including termination.

                    UNAUTHORIZED ACCESS TO OTHER EMPLOYEES' E-MAIL MESSAGES Employees are prohibited from the unauthorized use of e-mail passwords of other employees to gain access to the other employees' e-mail messages.

                    RETENTION OF E-MAIL Generally, e-mail messages (both received and sent) are to be deleted after thirty (30) days.
          Notwithstanding any deletion by an employee, an e-mail message may still exist in Rayner's backup system by the recipient or by any person to whom the message was forwarded, or otherwise may be retained by RA; however, such back-up should not be retained for more than one
          (1) year.

                    INTERNET USAGE Employees are authorized to use their company computers to access the Internet for official company business, although incidental and occasional personal use of the Internet is permitted. Rayner has the capability to view the Internet sites employees have visited. Employees are prohibited from accessing or attempting to access, view, download, distribute or send illegal, vulgar, disparaging, harassing, obscene, pornographic, disruptive or offensive materials via the Internet. Employees may not attempt to modify their software in any manner to bypass RA's security system blocking access to unauthorized Internet sites. Use of the Internet in violation of this policy will result in disciplinary action, up to and including termination.

                    VOICE MAIL Even though RA's voice mail system involves different technology and a different type of communication than e-mail, the same basic policies apply to the voice mail system. As with e-mail, employees should be aware that their voice messages could be forwarded to other persons without their consent. Employees should be no less careful in using the voice mail system than in using the e-mail system.

                    OTHER POLICIES Other Rayner policies apply to the use of e-mail, voice mail and Internet usage. For example, policies regarding confidentiality, harassment and inspection of RA property all apply to the use of e-mail, voice mail and the Internet. In particular, employees should be aware that any documents, information or e-mail transmitted over the Internet is not completely secure and can be accessed by unauthorized third parties.

               7. QUESTIONS. Questions regarding whether the information is material and/or nonpublic may be directed to the Compliance Officer, or the Executive Vice President.

IX.  RESTRICTIONS AND EXEMPTIONS ON PERSONAL SECURITIES TRANSACTIONS.

     A. DIRECT OR INDIRECT BENEFICIAL OWNERSHIP. Purchases and sales of securities by an Access Person for his or her own account, for the account of a member of his or her family or for any account in which such Access Person or a member of his or her family may have a direct or indirect beneficial ownership interest, are subject to the personal securities transaction rules (except for transactions in exempt securities, described below). These rules are intended to prevent any suggestion or implication that Access Persons are using their relationship with RA to obtain advantageous treatment to the detriment of the interests of RA or clients of RA or that an Access Person is profiting improperly from his or her position on behalf of the clients. Most transactions are also subject to the reporting requirements of Section XI below.

     B.   PERSONAL TRADING PROHIBITIONS.

               1. "INITIAL PUBLIC OFFERINGS." No Access Person may purchase any security, whether or not a "Hot Issue," in an initial public offering or any "Hot Issue" in a follow-on offering.

               2. DEALINGS WITH CLIENTS. No Access Person may knowingly sell any security to RA or clients of RA or knowingly purchase any security from RA or clients of RA.

               3. SHORT-TERM TRADING. RA believes that personal short-term trading may increase the risk of problems arising under the rules of this Code. While RA leaves the extent of trading to an individual's judgment, consistent with his or her objectives and past trading practices, all Access Persons are on notice that such short-term trading practices will be periodically reviewed.

               4.   PRIVATE   PLACEMENTS.   No  Access   Person  shall   acquire
          securities in a private placement without express prior written approval of the Compliance Officer of RA.

     C.   EXEMPTED  SECURITIES.  Notwithstanding  Section  IX B,  trading in the
          following   securities   is   exempted   from  the   prior   clearance
          requirements:

               1. Open-end Mutual Funds, (investment companies registered under the 1940 Act will be referred to as "Mutual Funds"). This exception means that Access Persons may, without prior clearance, purchase and redeem the shares of open-end mutual funds, including redemptions through the use of a checkwriting arrangement with the mutual fund.

          Purchases and redemptions of the shares of other open-end Mutual Funds are exempt from the quarterly reporting requirement, but transactions in the shares of closed-end mutual funds and unit investment trusts must be both pre-approved and reported quarterly.

               2.   Government securities;

               3.   Short-term   money  market   instruments  such  as  bankers'
          acceptances, repurchase agreements and commercial paper; and

               4.   Bank certificates of deposit and bank deposit accounts.

     D. EXEMPTED TRANSACTIONS. Notwithstanding section IX B, the following transactions are exempted from the prior clearance requirements and other restrictions of Sections IX hereof:

               1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

               2. Purchases or sales of securities which are not eligible for purchase or sale by clients of RA.

               3.   Purchases or sales which are non-volitional.

               4.   Purchases   which   are  part  of  an   automatic   dividend
          reinvestment plan.

               5. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

               6. Transactions by Access Persons who are participants in the Rayner Associates Profit Sharing Plan with respect to the investment options in such plan, including enrollments, contributions and transfers among investment options.

               7. Purchases or sales which receive the prior approval of the Compliance Officer of RA on the basis that the potential for harm to the clients of RA is remote because the transactions would be very unlikely to affect market price or liquidity, or because they clearly are not related economically to the securities to be purchased, sold or held by the clients of RA, and because they do not involve material non public information.

     E.   SPECIAL RULE FOR DISINTERESTED DIRECTORS OF THE FUNDS.

               Notwithstanding subsection IX B above, transactions in securities by disinterested directors of RA are not subject to the requirements of this Section IX hereof if the disinterested director is an Access Person solely by reason of his or her directorship with the RA.

X.   RESTRICTIONS ON TIMING OF PERSONAL SECURITIES TRANSACTIONS

     After all securities have been executed for a client, RA employees may then, within a reasonable amount of time intervening, trade the same security for his or her own portfolio. For "a reasonable amount of time" employees should aim not to trade in the same security on the same day as we do for clients, but instead delay such personal trading until at least the next day. Any trades executed on the same day as client transactions in the same security should have a time stamp to show that they were done after those for clients. It is each employee's responsibility to check with others doing trades to insure that their trading does not conflict with our clients' trades.

     Our compliance officer will check such trades each quarter against client trades in the same security on the same day to insure compliance with this part of the Code of Ethics. Any questionable trades will be discussed with the individual and the results documented.

XI.  REPORTING AND CERTIFICATION REQUIREMENTS.

     A. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS. At the commencement of employment with RA, an Access Person will be required to disclose in writing all personal securities holdings beneficially owned by the Access Person (including futures contracts or options on futures contracts as defined in Section VII G). In addition, each Access Person will be required to submit on an annual basis an updated listing of those personal securities holdings. Forms for this purpose are available from the Compliance Officer, and are to be completed and returned to the Compliance Officer. The annual updated lists are to be submitted no later than February 15 with a listing as of the immediately preceding December 31 year-end date.

          These lists are to include all personal securities holdings beneficially owned by the Access Person, which may include securities that are exempt from the prior clearance procedures and from the quarterly transaction reporting requirements.

     B. QUARTERLY REPORTS. Under this Code, all Access Persons are required to prepare and file records of their personal securities transactions (including futures contracts or options on futures contracts as defined in Section VII G). If no transactions occurred during the period, check the box on the report to indicate this. All Access Persons must file a report with the Compliance Officer within ten calendar days after the end of each calendar quarter.

               1.   INFORMATION  IN  REPORTS.   Each  report  must  contain  the
          following information:

                    (a) the date of the transaction, the title and the number of shares (or the principal amount) of each security involved;

                    (b) the nature of the  transaction  (e.g.,  purchase,  sale, option or any other type of acquisition or disposition);

                    (c) the price at which the transaction was effected; and

                    (d) the name of the  broker,  dealer or bank with or through whom the transaction was effected.

               2. REVIEW OF COMPLIANCE OFFICER'S TRADING. The Compliance Officer's personal trading must be reviewed by the President of the Adviser or in his or her absence the Executive Vice President. The results of the quarterly reporting and review procedure and the related documentation must be reviewed by the President of the Adviser or in his or her absence the Executive Vice President of the Adviser. These reviews will be documented by the reviewing party.

               3. ADDITIONAL INFORMATION IN REPORTS. At the option of the reporting person, the SEC allows the quarterly report to contain a statement declaring that the reporting of any transaction is not to be construed as an admission by the reporting person that he or she has any direct or indirect beneficial ownership in the security. Using that disclaimer language may be useful in an unclear situation to avoid a potential risk in not reporting a transaction while at the same time avoiding prejudicing any position the person may take or later seek to take with respect to ownership status. Where a report made to the Compliance Officer would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers Act, no Access Person will be required to make a report.

     C.   EXEMPTIONS  FROM  QUARTERLY  REPORTING.   Quarterly  Reports  are  not
          required with respect to any of the following:

               1. transactions in securities which are direct obligations of the United States;

               2.   transactions in open-end mutual funds; or

               3. transactions over which the reporting person does not have any direct or indirect influence or control; or

               4. transactions by Access Persons who are participants in the Rayner Associates Profit Sharing Plan with respect to the investment options in such plan, including enrollments, contributions and transfers among investment options.

     D. REPORTS OF VIOLATIONS. In addition to the quarterly reports required under this Section, Access Persons promptly shall report to the Compliance Officer or the President of the Adviser any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly reports.

XII. OTHER RULES.

     A. GIFTS AND OTHER PREFERENTIAL TREATMENT. An Access Person may not in relation to the business of RA seek or accept from any broker or dealer, other financial institution or supplier or contractor to RA,

               1. any gifts of material value (i.e., in excess of $100 per year), or;

               2.   any  sort  of   preferential   treatment  from,  or  special
          arrangements with the institution or supplier.

               Any Access Person who receives an offer for a gift or bequest of material value from any such party should promptly report it to the Compliance Officer.

     B. FINDER'S FEES. Access Persons should not become involved in negotiations for corporate financing, acquisitions or other transactions for outside companies (whether or not securities of the company involved are held by the clients of RA) without the prior permission of the Compliance Officer. Specifically, no finder's or similar fee in connection with any such transactions may be negotiated or accepted without prior permission.

     C. ANNUAL CERTIFICATION. Each access person will be required to certify annually that:

               1. he or she has read and understands this Code of Ethics and that he or she is subject to it;

               2. that he or she has complied with the requirements of this Code of Ethics; and

               3. that he or she has disclosed and reported all personal securities transactions required to be disclosed or reported pursuant to this Code of Ethics.

       ------------------------------------------------------------------

                                   Print Name

                                Page ____of_____

                             RAYNER ASSOCIATES, INC.
                                 CODE OF ETHICS

              ANNUAL CERTIFICATION OF PERSONAL SECURITIES HOLDINGS*
              -----------------------------------------------------

                 HOLDINGS AS OF _______________________________
                                             Date

                                      Date

                                       YEAR
NAME OF SECURITY      # SHARES       ACQUIRED**          BROKER/DEALER
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


_____________________________________________
Signature

_____________________________________________
Date

*You may report holdings using any printed media, such as your own software or copies of investment statements, as long as you sign and date it.
**an approximation is adequate.

--------------------------------------------------------------------------------
RAYNER ASSOCIATES, INC.
EMPLOYEE SECURITIES TRANSACTIONS: CALENDAR QUARTER ENDED: ______________________
                    Note: MUST be filed with  Compliance  Officer within 10 days following end of quarter.
PRINT NAME:___________________________

--------------------------------------------------------------------------------------------------------
                                                                                      BANK OR    CHECK &
TRADE             TITLE OF SECURITY               PURCHASE                            BROKER/    ATTACH
DATE     Common Stock unless otherwise noted    OR SALE (P/S)    QUANTITY    PRICE    DEALER     CONFIRM
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

[ ] CHECK HERE IF YOU HAVE NOT TRADED ANY SECURITIES DURING THE QUARTER EXCLUDING EXEMPT TRANSACTIONS.

Above is a record of transactions during the quarter indicated in securities in which I had, or in which I acquired or disposed of direct or indirect beneficial ownership. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am the beneficial owner of the securities listed above.

SIGNED:___________________________________________ DATED:_______________________
--------------------------------------------------------------------------------
Compliance Notes:
--------------------------------------------------------------------------------

                             RAYNER ASSOCIATES, INC.

                                 CODE OF ETHICS
                                 --------------
                            CERTIFICATE OF COMPLIANCE
                            -------------------------

                            Amended January 23, 2001


     This Code of Ethics (the "Code") has been adopted by Rayner Associates, Inc. primarily for the purpose of providing rules for employees with respect to their personal securities transactions. Rayner Associates (RA) is required to adopt a code of ethics in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (Advisers Act).

     I have read and agree to comply with the Code of Ethics of Rayner Associates, Inc.


_______________________________________
              Print Name

_______________________________________
               Signatue

_______________________________________
                 Date

                                 CODE OF ETHICS
                                       FOR
                        SIT INVESTMENT ASSOCIATES, INC.,
                   SIT INVESTMENT FIXED INCOME ADVISORS, INC.
                        SIT FIXED INCOME ADVISORS II, LLC
                SIT/KIM INTERNATIONAL INVESTMENT ASSOCIATES, INC.
               SIT/KIM INTERNATIONAL INVESTMENT ASSOCIATES II, LLC
                              AND SIT MUTUAL FUNDS


                           I. PURPOSE AND CONSTRUCTION
                              ------------------------

This Code of Ethics ("Code") is adopted by Sit Investment Associates, Inc. ("Adviser"), Sit Investment Fixed Income Advisors, Inc. ("Fixed Income"), Sit Fixed Income Advisors II, LLC ("Fixed Income II") Sit/Kim International Investment Associates, Inc. ("International"), Sit/Kim International Investment Associates II, LLC ("International II") and the Sit Mutual Funds ("Funds") in an effort to prevent violations of Section 17 of the 1940 Act and the Rules and Regulations thereunder. This Code is designed to prevent investment activities by persons with access to certain information that might be harmful to the Funds or which might enable such persons to illicitly profit from their relationship with the Funds. This Code is also designed to codify the written policies and procedures designed to prevent the misuse of material, nonpublic information in violation of the 1934 Act or the Advisers Act, or the Rules and Regulations thereunder, as required by Section 15(f) of the 1934 Act and Section 204A of the Advisers Act. Each Associated Person must read and retain a copy of this Code, and execute the acknowledgment attached hereto.

                                 II. DEFINITIONS
                                     -----------

     A. "ACCESS PERSON" means any director, officer, general partner, or Advisory Person of a Fund or of Adviser, Fixed Income, Fixed Income II, International, or International II.

     B.   "ADVISERS  ACT"  means  the  Investment   Advisers  Act  of  1940,  15
U.S.C.ss.30b-1 toss.30b-21.

     C.   "ADVISORY PERSON" means:

          1. Any employee of a Fund or of Adviser, Fixed Income, Fixed Income II, International, or International II (or of any company in a control relationship to a Fund or to Adviser, Fixed Income, Fixed Income II, International, or International II) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales; and

          2. Any natural person in a control relationship to a Fund or to Adviser, Fixed Income, Fixed Income II, International, or International II who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security.

     D.   "AFFILIATED PERSON" of another person means:

          1. Any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person;

          2. Any person, five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

          3. Any person directly or indirectly controlling, controlled by, or under common control with, such other person;

          4. Any officer, director, partner, co-partner, or employee of such other person;

          5. If such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

          6. If such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

     E. "ASSOCIATED PERSON" means any partner, officer, director, or branch manager of Adviser, Fixed Income, Fixed Income II, International, or International II (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with Adviser, Fixed Income, Fixed Income II, International, or International II, or any employee of Adviser, Fixed Income, Fixed Income II, International, or International II.

     F. "CONTROL" shall have the meaning as that set forth in section 2(a)(9) of the 1940 Act.

     G. "FUND" means any investment company registered under the 1940 Act for which Adviser, Fixed Income, Fixed Income II, International, or International II acts as the investment adviser and manager; provided, however, that for purposes of Sections III.A, D., E., and F., "Fund" shall also include all other accounts managed by Adviser, Fixed Income, Fixed Income II, International, and International II. References herein to "Adviser" shall be deemed to include Fixed Income, Fixed Income II, International, and International II, unless the context clearly implies to the contrary.

     H. "INSIDER" means Adviser or the Funds, or an Associated Person of Adviser or the Funds, or any Affiliated Person thereof, or any member of his immediate family. Additionally, a person is deemed an "Insider" if he enters into a special confidential relationship in the conduct of the affairs of Adviser or the Funds, or any Affiliated Person thereof, and as a result is given access to material, nonpublic information. Examples of such Insiders include accountants, consultants, advisers, attorneys, bank lending officers, and the employees of such organizations.

     I. "INSIDER TRADING" means the use of material, nonpublic information to trade in a Security (whether or not one is an Insider) or the communication of material, nonpublic information to others. While the meaning of the term is not static, "Insider Trading" generally includes:

          1. Trading in a Security by an Insider, while in possession of material, nonpublic information;

          2. Trading in a Security by a person who is not an Insider, while in possession of material, nonpublic information, where the information either was disclosed to such person in violation of an Insider's duty to keep it confidential or was misappropriated; and

          3.   Communicating material,  nonpublic information to any person, who
               then  trades  in  a  Security   while  in   possession   of  such
               information.

     J. "MATERIAL INFORMATION" means information for which there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Examples of material information include information regarding dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     K. "MEMBER OF IMMEDIATE FAMILY" of a person includes such person's spouse, children under the age of twenty-five years residing with such person, and any trust or estate in which such person or any other member of his immediate family has a substantial beneficial interest, unless neither such person nor any other member of his immediate family is able to control or participate in the investment decisions of such trust or estate.

     L.   "NONPUBLIC   INFORMATION"   means   information   that  has  not  been
effectively communicated to the market place.

     M. "PURCHASE OR SALE OF A SECURITY" includes, INTER ALIA, the writing of an option to purchase or sell a Security.

     N. "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, or shares of registered open-end investment companies; provided, however, that for purposes of the Insider Trading prohibition of
Section III.A., "Security" shall include all securities set forth in Section 2(a)(36) of the 1940 Act.

     O. "SECURITY HELD OR TO BE ACQUIRED" by a registered investment company means any Security which, within the most recent 15 days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company.

     P. "1934 ACT" means the Securities Exchange Act of 1934, 15 U.S.C.ss.78a to 78kk.

     Q. "1940 ACT" means the Investment Company Act of 1940, 15 U.S.C.ss.80a-1 toss.80a-64.

     R. "RESTRICTED LIST" means a list of Securities maintained by the Adviser in which proprietary and personal transactions are prohibited.

                                III. RESTRICTIONS
                                     ------------

     A.   NONPUBLIC INFORMATION.

          1. An Insider shall use due care to ensure that material, nonpublic information remains secure and shall not divulge to any person any material, nonpublic information, except in the performance of his duties. For example, files containing material, nonpublic information should be sealed, and access to computer files containing material, nonpublic information should be restricted.

          2. No Insider shall engage in Insider Trading, on behalf of himself or others.

          3. An Access Person shall not divulge to any person contemplated or completed securities transactions of a Fund, except in the performance of his duties, unless such information previously has become a matter of public knowledge.

          4. Questions regarding whether the information is material and/or nonpublic may be directed to the Chairman of Adviser or his designee.

     B. SECTION 17(D) LIMITATIONS. No Affiliated Person of a Fund, or any Affiliated Person of such person, acting as principal, shall effect any transaction in which a Fund, or a company controlled by a Fund, is a joint or a joint and several participant with such person or Affiliated Person, in contravention of such rules and regulations as the Securities and Exchange Commission may prescribe under Section 17(d) of the 1940 Act for the purpose of limiting or preventing participation by the Funds or controlled companies on a basis different from or less advantageous than that of such other participant.

     C.   PRESCRIBED  ACTIVITIES  UNDER RULE  17J-L(A).  Rule 17j-l(a) under the
1940 Act provides: It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly, or indirectly, by such a person of a security held or to be acquired, as defined in this section, by such registered investment company --

          (1) To employ any device, scheme or artifice to defraud such registered investment company;

          (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

          (4)  To engage in any manipulative practice with respect to such
                    registered   investment  company.   Any  violation  of  Rule
                    17j-1(a) shall be deemed to be a violation of the Code.

     D. COVENANT TO EXERCISE BEST JUDGMENT. An Advisory Person shall act on his best judgment in effecting, or failing to effect, any Fund transaction and such Advisory Person shall not take into consideration his personal financial situation in connection with decisions regarding Fund portfolio transactions.

     E.   LIMITATIONS ON TRANSACTIONS.

          1. An executive officer or an Advisory Person of Adviser, or any member of his or her immediate family, shall not purchase or sell any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if at the time of such purchase or sale such Security:

               (a) is included on the Restricted List maintained by the Adviser; or

               (b)  is held or to be acquired by the Fund.

               However, the purchase or sale of a Security more than ten (10) trading days prior to or ten (10) trading days after a Fund's purchase or sale of such Security shall not be a violation of this Paragraph III.E.1(b) and provided that the ten day waiting period does not apply if a Fund has sold all its interest in that Security.

          2. An executive officer or an Advisory Person of Adviser, or any member of his or her immediate family shall not purchase securities offered in an Initial Public Offering.

          3. An executive officer or an Advisory Person of Adviser, or any member of his or her immediate family, shall not purchase and sell the same (or equivalent) securities within 60 calendar days; and shall not sale and purchase the same (or equivalent) securities within 60 calendar days.

          4. An executive officer or an Advisory Person of Adviser, or any member of his or her immediate family, shall not effect more than the lesser of the following number of purchase and/or sale transactions a.) twenty (20) transactions within one calendar quarter or b.) fifty (50) transactions within one calendar year, without the advance written approval of the Chairman of the Adviser or his designee. Multiple purchases or sales of the same security effected contemporaneously shall be considered a single transaction for purposes of this Paragraph III.E.4.

     F. PRIOR CLEARANCE. Prior to the sale or purchase of Securities, an executive officer or an Advisory Person of Adviser, or any member of his immediate family, must obtain written clearance for the transaction from the Chairman of Adviser or his designee.

                           IV. REPORTING REQUIREMENTS
                               ----------------------

     A. INITIAL HOLDINGS REPORT. Not later than ten (10) days after becoming an Associated Person or Access Person, such person shall submit an initial holdings report listing all securities beneficially owned by such person, and listing any securities account such person maintains with a broker, dealer or bank.

     B. ANNUAL HOLDINGS REPORT. On or before January 30 of each year, each Associated Person and each Access Person shall submit an annual holdings report containing the following information: the title, number of shares and principal amount of each security in which such person had any direct or indirect beneficial ownership, and the name of any broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person.

     C. QUARTERLY REPORT. Not later than ten (10) days after the end of each calendar quarter, each Associated Person and each Access Person shall submit a report which shall specify the following information with respect to transactions during the then ended calendar quarter in any Security in which such Associated Person or Access Person has, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security:

          1. The date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

          2. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

          3.   The price at which the transaction was effected;

          4. The name of the broker, dealer, or bank with or through whom the transaction was effected; and

          5.   The date the report was submitted.

If no transactions have occurred during the period, the report shall so indicate. With respect to any account established by the Associated Person or Access Person in which any securities were held during the quarter for the direct or indirect benefit of such person, the report shall contain the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established.

     D. BROKER STATEMENTS AND CONFIRMATIONS. Each Associated Person and each Access Person shall insure that the Adviser receives duplicate copies of his or her and any member of his or her immediate family's, including for purposes of this section any relative living in the same household, confirmations and statements directly from all brokerage firms.

     E. DISCLOSURE OF HOLDINGS. An executive officer or an Advisory Person of the Adviser shall immediately notify the Adviser of any Security held by him or her (including any member of his or her immediate family) that he or she knows or should know is included on the Restricted List maintained by the Adviser or which is being considered for purchase by a Fund. A Security is being considered for purchase or sale when a recommendation to purchase or sell a security has been made and communicated and, with respect to the persons making the recommendation, when such person seriously considers making such a recommendation.

     F. LIMITATION ON REPORTING REQUIREMENTS. Notwithstanding the provisions of Sections IV.A., B., C., D. and E., no Access Person shall be required to make a report:

          1. With respect to transactions effected for any account over which such person does not have any direct or indirect influence or control; or

          2. If such a person is not an "interested person" of a Fund as defined in Section 2(a)(19) of the 1940 Act and would be required to make such a report solely by reason of begin a director of a Fund, except where such director knew or, in the ordinary course of fulfilling his official duties as a director of a Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Security by the director, such Security is or was purchased or sold by a Fund or such purchase or sale by a Fund is or was considered by such Fund or Adviser, such director is required to file a quarterly report pursuant to the provisions of Section IV. C.; or

          3. Where a report made to Adviser would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers Act.

     G. REPORTS OF VIOLATIONS. In addition to the quarterly reports required under this Article IV, Associated Persons and Access Persons promptly shall report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly reports filed pursuant to Sections IV.A.

     H. FILING OF REPORTS. All reports prepared pursuant to this Article IV shall be filed with the Chairman of Adviser or his designee.

     I. CERTIFICATION TO GENERAL COUNSEL OF FUNDS. Prior to February 1 of each year, Adviser shall prepare and deliver to the General Counsel of the Funds a report which shall describe in detail violations of this Code for the prior calendar year, unless such violations have previously been reported to the General Counsel of the Funds.

     J. DISSEMINATION OF REPORTS. The General Counsel of the Funds shall have the right at any time to receive copies of any reports submitted pursuant to this Article IV. Such General Counsel shall keep all reports confidential except as disclosure thereof to the Boards of Directors of the Funds or of Adviser or other appropriate persons may be reasonably necessary to accomplish the purposes of this Code.

                           V. SUPERVISORY PROCEDURES
                              ----------------------

     The  following supervisory procedures shall be implemented:

     A. PREVENTION OF INSIDER TRADING. To prevent Insider Trading, the Chairman of Adviser or his designee shall:

          1. Take appropriate measures to familiarize Associated Persons with the Code;

          2.   Answer questions regarding the Code;

          3. Resolve issues of whether information received by an Insider is material and/or nonpublic; and

          4.   Review and update the Code as necessary.

     B. DETECTION OF INSIDER TRADING. To detect Insider Trading, the Chairman of Adviser or his designee shall:

          1. Review the trading activity and holdings reports filed by each Associated Person and Access Person; and

          2.   Review the trading activity of Adviser and the Funds.

     C. ADMINISTRATION OF THE CODE. The Chairman of Adviser or his designee shall, at least annually, provide the Funds' Board with a written report that:

          1. Describes any issues arising under the Code or procedures since the last report to the Boards of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

          2.   Certifies  that  the  fund,   investment   adviser  or  principal
               underwriter, as applicable, has adopted procedures reasonable necessary to prevent Associated Persons and Access Persons from violating the Code.

                          VI. ENFORCEMENT AND SANCTIONS
                              -------------------------

     A. GENERAL. Any Affiliated Person of Adviser who is found to have violated any provision of this Code may be permanently dismissed, reduced in salary or position, temporarily suspended from employment, or sanctioned in such other manner as may be determined by the Board of Directors of Adviser in its discretion. If an alleged violator is not affiliated with Adviser, the Board of Directors of the Fund or Funds involved shall have the responsibility for enforcing this Code and determining appropriate sanctions. In determining sanctions to be imposed for violations of this Code, the Board of Directors may consider any factors deemed relevant, including without limitation:

          1.   The degree of willfulness of the violation;

          2.   The severity of the violation;

          3. The extent, if any, to which the violator profited or benefited from the violation.

          4. The adverse effect, if any, of the violation on the Fund or Funds;

          5. The market value and liquidity of the class of Securities involved in the violation;

          6.   The prior violations of the Code, if any, by the violator;

          7.   The circumstances of discovery of the violation; and

          8. If the violation involved the purchase or sale of Securities in violation of this Code, (a) the price at which the Fund purchase or sale was made and (b) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.

     B.   VIOLATIONS OF SECTION III.E.

          1. At its election, a Fund may choose to treat a transaction prohibited under Section III.E. of this Code as having been made for its account. Such an election may be made only by a majority vote of the directors of the Fund who are not Affiliated Persons of Adviser. Notice of an election under this Paragraph B.1 shall not be effective unless given to Adviser within sixty (60) days after the Fund is notified of such transaction. In the event of a violation involving more than one Fund, recovery shall be allocated between the affected Funds in proportion to the relative net asset values of the Funds as of the date of the violation. A violator shall be obligated to pay the Fund any sums due to said Fund pursuant to paragraph B.2 below due to a violation by a member of the immediate family of such violator.

          2. If Securities purchased in violation of Section III.E. of this Code have been sold by the violator in a bona fide sale, the Fund shall be entitled to recover the profit made by the violator. If such Securities are still owned by the violator, or have been disposed of by such violator other than by a bona fide sale at the time notice of election is given by the Fund, the Fund shall be entitled to recover the difference between the cost of such Securities to the violator and the fair market value of such Securities on the date the Fund acquired such Securities. If the violation consists of a sale of Securities in violation of
               Section III.E. of this Code, the Fund shall be entitled to recover the difference between the net sale price per share received by the violator and the net sale price per share received by the Fund, multiplied by the number of shares sold by the violator. Each violation shall be treated individually and no offsetting or netting of violations shall be permitted.

          3. Knowledge on the part of the General Counsel of a Fund of a transaction in violation of Section III.E. of this Code shall be deemed to be notice to the Fund under Paragraph VI.B.1. Knowledge on the part of a director or officer of a Fund who is an Affiliated Person of

               Adviser of a transaction in violation of this Code shall not be deemed to be notice under Paragraph VI.B.1.

          4. If the Board of Directors of a Fund determine that a violation of this Code has caused financial detriment to such Fund, upon reasonable notice to Adviser, Adviser shall use its best efforts, including such legal action as may be required, to cause a person who has violated this Code to deliver to the Fund such Securities, or to pay to the Fund such sums, as the Fund shall declare to be due under this Section VI.B., provided that:

               a. Adviser shall not be required to bring legal action if the amount recoverable reasonably would not be expected to exceed $2,500;

               b. In lieu of bringing a legal action against the violator, Adviser may elect to pay to the Fund such sums as the Fund shall declare to be due under this Section VI.B.; and

               c. Adviser shall have no obligation to bring any legal action if the violator was not an Affiliated Person of Adviser.

     C. RIGHTS OF ALLEGED VIOLATOR. A person charged with a violation of this Code shall have the opportunity to appear before the Board of Directors as may have authority to impose sanctions pursuant to this Code, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances, and set forth reasons why the sanctions for any violations should not be severe.

     D. NOTIFICATION TO GENERAL COUNSEL OF FUNDS. The General Counsel of the Fund involved shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

     E. DELEGATION OF DUTIES. The Board of Directors may delegate its enforcement duties under this Article VI to a special committee of the Board of Directors comprised of at least three persons; provided, however, that no director shall serve on such committee or participate in the deliberations of the Board of Directors hereunder who is charged with a violation of this Code.

     F. NON-EXCLUSIVITY OF SANCTIONS. The imposition of sanctions hereunder by the Board of Directors of Adviser shall not preclude the imposition of additional sanctions by the Board of Directors of the Funds and shall not be deemed a waiver of any rights by the Funds. In addition to sanctions which may be imposed by the Boards of Directors of Adviser and the Funds, persons who violate this Code may be subject to various penalties and sanctions including, for example, (i) injunctions; (ii) treble damages; (iii) disgorgement of profits; (iv) fines to the person who committed the violation of up to three times the profit gained or loss avoided, whether nor not the person actually benefited; and (v) jail sentences.

                          VII. MISCELLANEOUS PROVISIONS
                               ------------------------

     A. IDENTIFICATION OF ASSOCIATED PERSONS AND ACCESS PERSONS. Adviser shall, on behalf of the Funds, identify all Associated Persons and Access Persons who are under a duty to make reports under Section IV.A. and shall inform such persons of such duty.

     B. MAINTENANCE OF RECORDS. Adviser shall, on behalf of the Funds, maintain and make available records as required by Rule 17j-l(d).

     C. PRIOR CLEARANCE PROCEDURE. Prior to effecting a transaction in a Security, an Insider (other than persons covered under Section III.F.) may notify Adviser of the proposed transaction, and the name, title, and amount of the Security involved. Adviser shall determine whether such proposed transaction would, may, or would not be consistent with this Code. Such conclusion shall be promptly communicated to the Insider making such request. Absent extraordinary circumstances, no Insider shall be deemed to have violated this Code for effecting a Securities transaction, if such Insider has been advised by Adviser that the transaction would be consistent with this Code. Adviser shall make written records of actions under this Section VII.C., which records shall be maintained and made available in the manner required by Rule 17j-l(d).

     D.   EFFECTIVE  DATE.  The  effective  date of this Code shall be April 28,
1989.

     E. DISCLOSURE OF CODE OF ETHICS. This Code is on public file with, and available from, the Securities and Exchange - Commission ("SEC"), as an exhibit to the Funds' Registration Statement.